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SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.           )

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Filed by a Party other than the Registrant ☐
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☒	Definitive Proxy Statement
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☐	Soliciting Material Pursuant to §240.14a-12
APPLE COMPUTER, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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APPLE COMPUTER, INC.

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
To Be Held On April 21, 2005

To Holders of Common Stock of
Apple Computer, Inc.:

        Notice is hereby given that the Annual Meeting of Shareholders of Apple Computer, Inc., a California corporation (the "Company"), will be held on Thursday, April 21, 2005 at 10:00 a.m., local time, at the Company's principal executive offices located at 1 Infinite Loop, Building 4, Cupertino, California 95014, for the following purposes, as more fully described in the accompanying Proxy Statement:

  1.
  To elect the Company's Board of Directors.

  2.
  To approve the Apple Computer, Inc. Performance Bonus Plan.

  3.
  To approve amendments to the 2003 Employee Stock Option Plan, including an increase in the number of shares of Common Stock reserved for issuance thereunder by 49 million shares.

  4.
  To approve an amendment to the Employee Stock Purchase Plan to increase the number of shares of Common Stock reserved for issuance thereunder by 2 million shares.

  5.
  To ratify the appointment of KPMG LLP as independent auditors of the Company for fiscal year 2005.

  6.
  To consider a shareholder proposal if properly presented at the meeting.

  7.
  To transact such other business as may properly come before the meeting and any postponement(s) or adjournment(s) thereof.

        All shareholders are cordially invited to attend the meeting in person. However, to ensure that each shareholder's vote is counted at the meeting, shareholders are requested to mark, sign, date and return the enclosed proxy card as promptly as possible in the envelope provided. Shareholders attending the meeting may vote in person even if they have previously returned proxy cards.

        Only shareholders of record as of the close of business on March 1, 2005 are entitled to receive notice of, to attend and to vote at the meeting.

Sincerely,

NANCY R. HEINEN Senior Vice President, General Counsel and Secretary

Cupertino, California
March 14, 2005

APPLE COMPUTER, INC.
1 Infinite Loop
Cupertino, California 95014

PROXY STATEMENT

Introduction

        The enclosed Proxy is solicited on behalf of the Board of Directors (the "Board") of Apple Computer, Inc., a California corporation (the "Company"), for use at the Company's annual meeting of shareholders (the "Annual Meeting") to be held on Thursday, April 21, 2005 at 10:00 a.m., local time, and at any postponement(s) or adjournment(s) thereof. The purposes of the Annual Meeting are set forth in this Proxy Statement and in the accompanying Notice of Annual Meeting of Shareholders. The Annual Meeting will be held at the Company's principal executive offices at the address shown above.

        The Company's complete mailing address is 1 Infinite Loop, Cupertino, California 95014, and its telephone number is (408) 996-1010. Georgeson Shareholder Communications Inc., which is assisting with the mechanics of the return of the proxies, may be contacted at (800) 223-2064.

        These proxy solicitation materials were mailed on or about March 14, 2005 to all shareholders entitled to vote at the Annual Meeting.

Procedural Matters

        Shareholders of record as of the close of business on March 1, 2005 (the "Record Date") are entitled to receive notice of, to attend, and to vote at the Annual Meeting. There were 822,268,682 shares of Common Stock issued and outstanding on the Record Date. Each share has one vote on all matters. The closing sale price of Common Stock as reported on the NASDAQ National Market on the Record Date was $44.50 per share.

        A shareholder may revoke any proxy given pursuant to this solicitation by attending the Annual Meeting and voting in person, or by delivering to the Company's Corporate Secretary at the Company's principal executive offices referred to above, prior to the Annual Meeting, a written notice of revocation or a duly executed proxy bearing a date later than that of the previously submitted proxy.

        The Company will bear the cost of this solicitation. The Company has retained the services of Georgeson Shareholder Communications, Inc. to assist in obtaining proxies from brokers and nominees of shareholders for the Annual Meeting. The estimated cost of such services is $14,000 plus out-of-pocket expenses. In addition, the Company will reimburse brokerage firms and other persons representing beneficial owners of shares for their reasonable expenses in forwarding solicitation material to such beneficial owners. Certain of the Company's directors, officers and regular employees, without additional compensation, may solicit proxies personally or by telephone, facsimile, email or telegram.

        Attendance at the Annual Meeting is limited to shareholders. Admission to the meeting will be on a first-come, first-served basis. Registration will begin at 9:00 a.m. and each shareholder may be asked to present valid picture identification such as a driver's license or passport. Cameras, recording devices and other electronic devices will not be permitted at the meeting.

Voting of Proxies

        All valid proxies received prior to the meeting will be voted. All shares represented by a proxy will be voted, and where a shareholder specifies by means of the proxy a choice with respect to any matter to be acted upon, the shares will be voted in accordance with the specification so made.

If no choice is indicated on the proxy, the shares will be voted FOR each of the nominees of the Board of Directors (Proposal No. 1), FOR the approval of the Performance Bonus Plan (Proposal No. 2), FOR the approval of the amendments to the 2003 Employee Stock Option Plan, including an increase in the number of shares of Common Stock reserved for issuance thereunder by 49 million shares (Proposal No. 3), FOR the approval of the amendment to the Employee Stock Purchase Plan to increase the number of shares of Common Stock reserved for issuance thereunder by 2 million shares (Proposal No. 4), FOR the ratification of the appointment of KPMG LLP as independent auditors of the Company for fiscal year 2005 (Proposal No. 5), AGAINST the shareholder proposal (Proposal No. 6) and as the proxy holders may determine in their discretion with respect to any other matters that properly come before the meeting. See "OTHER MATTERS."

Quorum; Abstentions; Broker Non-Votes

        In the election of directors, the seven candidates receiving the highest number of affirmative votes will be elected as directors. Proposals 2 through 6 each require for approval (i) the affirmative vote of a majority of the shares "represented and voting" and (ii) the affirmative vote of a majority of the required quorum. The required quorum for the transaction of business at the Annual Meeting is a majority of the shares of Common Stock issued and outstanding on the Record Date. Shares that are voted "FOR", "AGAINST" or "ABSTAIN" in a matter are treated as being present at the meeting for purposes of establishing the quorum, but only shares voted "FOR" or "AGAINST" are treated as shares "represented and voting" at the Annual Meeting with respect to such matter. Accordingly, abstentions and broker non-votes will be counted for purposes of determining the presence or absence of the quorum for the transaction of business, but will not be counted for purposes of determining the number "represented and voting" with respect to a proposal.

Voting via the Internet and by Telephone

        Shareholders whose shares are registered in the name of a bank or brokerage firm may be eligible to vote electronically through the Internet or by telephone. A large number of banks and brokerage firms are participating in the ADP Investor Communication Services online program. This program provides eligible shareholders the opportunity to vote via the Internet or by telephone. Voting forms will provide instructions for shareholders whose bank or brokerage firm is participating in ADP's program.

        Registered shareholders may vote electronically through the Internet by following the instructions included with their proxy card. A shareholder not wishing to vote electronically through the Internet or whose form does not reference Internet or telephone voting information should complete and return the enclosed paper proxy card. Signing and returning the proxy card or submitting the proxy via the Internet or by telephone does not affect the right to vote in person at the Annual Meeting.

Directors

        Listed below are the seven directors nominated for re-election at the Annual Meeting. All of the directors elected at the Annual Meeting will serve a one-year term expiring at the next annual meeting of shareholders.

Name	Position With the Company	Age	Director Since
Fred D. Anderson	Director	60	2004
William V. Campbell	Director	64	1997
Millard S. Drexler	Director	60	1999
Albert A. Gore, Jr.	Director	57	2003
Steven P. Jobs	Director and Chief Executive Officer	50	1997
Arthur D. Levinson	Director	55	2000
Jerome B. York	Director	66	1997

        Fred D. Anderson has been a founding partner of Elevation Partners, a private equity firm focused on the media and entertainment industry, since July 2004. Previously, Mr. Anderson served as the Company's Executive Vice President and Chief Financial Officer from April 1996 to June 2004. Mr. Anderson also serves on the Board of Directors of eBay Inc. and E.piphany, Inc.

        William V. Campbell has been Chairman of the Board of Directors of Intuit, Inc. ("Intuit") since August 1998. From September 1999 to January 2000, Mr. Campbell acted as Chief Executive Officer of Intuit. From April 1994 to August 1998, Mr. Campbell was President and Chief Executive Officer and a director of Intuit. From January 1991 to December 1993, Mr. Campbell was President and Chief Executive Officer of GO Corporation. Mr. Campbell also serves on the Board of Directors of Opsware, Inc.

        Millard S. Drexler has been Chairman and Chief Executive Officer of J. Crew Group, Inc. since January 2003. Previously, Mr. Drexler was Chief Executive Officer of Gap Inc. from 1995 and President from 1987 until September 2002. Mr. Drexler was also a member of the Board of Directors of Gap Inc. from November 1983 until October 2002.

        Albert A. Gore, Jr. has served as a Senior Advisor to Google, Inc. since 2001. He has also served as Executive Chairman of INdTV since 2002 and as Chairman of Generation Investment Management since 2004. He is a visiting professor at Fisk University and Middle Tennessee State University. Mr. Gore was inaugurated as the 45th Vice President of the U.S. in 1993. He was re-elected in 1996 and served for a total of eight years as President of the Senate, a member of the Cabinet and the National Security Council. Prior to 1993, he served eight years in the U.S. Senate and eight years in the U.S. House of Representatives.

        Steven P. Jobs is one of the Company's co-founders and currently serves as its Chief Executive Officer. Mr. Jobs is also the Chairman and Chief Executive Officer of Pixar Animation Studios. In addition, Mr. Jobs co-founded NeXT Software, Inc. ("NeXT") and served as the Chairman and Chief Executive Officer of NeXT from 1985 until 1997 when NeXT was acquired by the Company.

        Arthur D. Levinson, Ph.D. has been Chief Executive Officer and a director of Genentech Inc. ("Genentech") since July 1995. Dr. Levinson has been Chairman of the Board of Directors of Genentech since September 1999. He joined Genentech in 1980 and served in a number of executive positions, including Senior Vice President of R&D from 1993 to 1995. Dr. Levinson also serves on the Board of Directors of Google, Inc.

        Jerome B. York has been Chief Executive Officer of Harwinton Capital Corporation, a private investment company that he controls, since September 2003. From January 2000 until September 2003, Mr. York was Chairman and Chief Executive Officer of MicroWarehouse, Inc., a reseller of computer hardware, software and peripheral products. From September 1995 to October 1999, he was Vice Chairman of Tracinda Corporation. From May 1993 to September 1995 he was Senior Vice President and Chief Financial Officer of IBM Corporation, and served as a member of IBM's Board of Directors from January 1995 to August 1995. Mr. York is also a director of Tyco International Ltd. and Metro-Goldwyn-Mayer, Inc.

Role of the Board; Corporate Governance Matters

        It is the paramount duty of the Board of Directors to oversee the Chief Executive Officer and other senior management in the competent and ethical operation of the Company on a day-to-day basis and to assure that the long-term interests of the shareholders are being served. To satisfy this duty, the directors take a proactive, focused approach to their position, and set standards to ensure that the Company is committed to business success through maintenance of the highest standards of responsibility and ethics.

        Members of the Board bring to the Company a wide range of experience, knowledge and judgment. These varied skills mean that governance is far more than a "check the box" approach to standards or procedures. The governance structure in the Company is designed to be a working structure for principled actions, effective decision-making and appropriate monitoring of both compliance and performance. The key practices and procedures of the Board are outlined in the Corporate Governance Guidelines available on the Company's website at www.apple.com/investor. The contents of this website are not incorporated herein by reference and the website address provided in this proxy statement is intended to be an inactive textual reference only.

        The Board met and/or took action by written consent a total of 7 times during fiscal year 2004. The Board has determined that all Board members, excluding Steve Jobs and Fred Anderson, are independent under the applicable National Association of Securities Dealers rules. The Board has a standing Compensation Committee, a Nominating and Corporate Governance Committee ("Nominating Committee") and an Audit and Finance Committee ("Audit Committee").

        The Audit Committee was established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act, as amended. It is primarily responsible for overseeing the services performed by the Company's independent auditors and internal audit department, evaluating the Company's accounting policies and its system of internal controls and reviewing significant financial transactions. The Audit Committee met 10 times during fiscal year 2004. Members of the Audit Committee are Messrs. Campbell and York and Dr. Levinson. All members are independent under the listing standards of the NASDAQ Stock Market.

        The Compensation Committee is primarily responsible for reviewing the compensation arrangements for the Company's executive officers, including the Chief Executive Officer, and for administering the Company's equity compensation plans. The Compensation Committee met and/or took action by written consent a total of 15 times during fiscal year 2004. Members of the Compensation Committee are Messrs. Campbell, Drexler and Gore. All members are independent under the listing standards of the NASDAQ Stock Market.

        The Nominating Committee assists the Board in identifying qualified individuals to become directors, determines the composition of the Board and its committees, monitors the process to assess Board effectiveness and helps develop and implement the Company's corporate governance guidelines. The Nominating Committee also considers nominees proposed by shareholders. Although it has no formal policy regarding shareholder nominees, the Committee believes that shareholder nominees should be viewed in substantially the same manner as other nominees. The consideration of any candidate for director will be based on the Nominating Committee's assessment of the individual's background, skills and abilities, and if such characteristics qualify the individual to fulfill the needs of the Board at that time. To recommend a prospective nominee for the Nomination Committee's consideration, shareholders should submit the candidate's name and qualifications to the Company's Corporate Secretary in writing at the following address: 1 Infinite Loop, Cupertino, California 95014.

        The Nominating Committee is committed to actively seeking out qualified women and persons from minority racial groups to be in the pool from which Board nominees are chosen. To assist it in future searches for potential board candidates, the Nominating Committee has retained a consultant with instructions to look for prospective female board candidates, including minorities. The Nominating Committee met two times during fiscal year 2004. Members of the Nominating Committee are Messrs. Drexler and Gore and Dr. Levinson. All members are independent under the listing standards of the NASDAQ Stock Market.

        The Audit, Compensation and Nominating Committees operate under written charters adopted by the Board. These charters are available on Apple's website at www.apple.com/investor.

        During fiscal year 2004, no current director or director nominee attended fewer than 75% of the aggregate of all meetings of the Board and the committees, if any, upon which such director served and which were held during the period of time that such person served on the Board or such committee.

Director Compensation

        The form and amount of director compensation is determined by the Board after a review of recommendations made by the Nominating Committee. The current practice of the Board is to base a substantial portion of a director's annual retainer on equity. In 1998, shareholders approved the 1997 Director Stock Option Plan (the "Director Plan") and 1,600,000 shares were reserved for issuance thereunder. Pursuant to the Director Plan, the Company's non-employee directors are granted an option to acquire 30,000 shares of Common Stock upon their initial election to the Board ("Initial Options"). The Initial Options vest and become exercisable in three equal annual installments on each of the first through third anniversaries of the grant date. On the fourth anniversary of a non-employee director's initial election to the Board and on each subsequent anniversary thereafter, the director will be entitled to receive an option to acquire 10,000 shares of Common Stock ("Annual Options"). Annual Options are fully vested and immediately exercisable on their date of grant. As of the end of the fiscal year, there were options for 880,000 shares outstanding under the Director Plan. Since accepting the position of CEO, Mr. Jobs is no longer eligible for grants under the Director Plan. Non-employee directors also receive a $50,000 annual retainer paid in quarterly increments. In addition, directors receive up to two free computer systems per year and are eligible to purchase additional equipment at a discount. Directors do not receive any additional consideration for serving on committees or as committee chairperson.

Communications with the Board

        The Company does not have formal procedures for shareholder communication with the Board. Any matter intended for the Board, or for any individual member or members of the Board, should be directed to the Company's corporate secretary at 1 Infinite Loop, Cupertino, CA 95014, with a request to forward the same to the intended recipient. In general, all shareholder communication delivered to the Company's corporate secretary for forwarding to the Board or specified Board members will be forwarded in accordance with the shareholder's instructions. However, the corporate secretary reserves the right to not forward to Board members any abusive, threatening or otherwise inappropriate materials. Information regarding the submission of comments or complaints relating to the Company's accounting, internal accounting controls or auditing matters can be found on the Company's website at apple.com/investor.

        The Company encourages all incumbent directors and nominees for election as director to attend the Annual Meeting. Messrs. Campbell, Jobs and York and Dr. Levinson attended the Annual Meeting in April 2004.

Compensation Committee Interlocks and Insider Participation

        The current members of the Compensation Committee are Messrs. Campbell, Drexler and Gore, none of whom are employees of the Company and all of whom are considered "independent" directors under the applicable NASDAQ rules. There were no interlocks or insider participation between any member of the Board or Compensation Committee and any member of the board of the directors or compensation committee of another company.

Executive Officers

        The following sets forth certain information regarding executive officers of the Company. Information pertaining to Mr. Jobs, who is both a director and an executive officer of the Company, may be found in the section entitled "Directors."

        Timothy D. Cook, Executive Vice President, Worldwide Sales and Operations (age 44), joined the Company in February 1998. Prior to joining the Company, Mr. Cook held the position of Vice President, Corporate Materials for Compaq Computer Corporation ("Compaq"). Previous to his work at Compaq, Mr. Cook was the Chief Operating Officer of the Reseller Division at Intelligent Electronics. Mr. Cook also spent 12 years with IBM, most recently as Director of North American Fulfillment.

        Nancy R. Heinen, Senior Vice President, General Counsel and Secretary (age 48), joined the Company in September 1997. Prior to joining the Company, Ms. Heinen held the position of Vice President, General Counsel and Secretary of the Board of Directors at NeXT from February 1994 until the acquisition of NeXT by the Company in February 1997.

        Ronald B. Johnson, Senior Vice President, Retail (age 46), joined the Company in January 2000. Prior to joining the Company, Mr. Johnson spent 16 years with Target Stores, most recently as Senior Merchandising Executive.

        Peter Oppenheimer, Senior Vice President and Chief Financial Officer (age 42), joined the Company in July 1996. Mr. Oppenheimer also served with the Company in the position of Vice President and Corporate Controller and as Senior Director of Finance for the Americas. Prior to joining the Company, Mr. Oppenheimer was CFO of one of the four business units for Automatic Data Processing, Inc. ("ADP"). Prior to joining ADP, Mr. Oppenheimer spent six years in the Information Technology Consulting Practice with Coopers and Lybrand.

        Jonathan Rubinstein, Senior Vice President, iPod Division (age 48), joined the Company in February 1997. Mr. Rubinstein also served with the Company in the position of Senior Vice President, Hardware Engineering. Before joining the Company, Mr. Rubinstein was Executive Vice President and Chief Operating Officer of FirePower Systems Incorporated, from May 1993 to August 1996. Mr. Rubinstein also serves as a member of the Board of Directors of Immersion Corporation.

        Philip W. Schiller, Senior Vice President, Worldwide Product Marketing (age 44), rejoined the Company in 1997. Prior to rejoining the Company, Mr. Schiller was Vice President of Product Marketing at Macromedia, Inc. from December 1995 to March 1997 and was Director of Product Marketing at FirePower Systems, Inc. from 1993 to December 1995. Prior to that, Mr. Schiller spent six years at the Company in various marketing positions.

        Bertrand Serlet, Ph.D., Senior Vice President, Software Engineering (age 44), joined the Company in February 1997 upon the Company's acquisition of NeXT. At NeXT, Dr. Serlet held several engineering and managerial positions, including Director of Web Engineering. Prior to NeXT, from 1985 to 1989, Dr. Serlet worked as a research engineer at Xerox PARC.

        Sina Tamaddon, Senior Vice President, Applications (age 47), joined the Company in September 1997. Mr. Tamaddon has also served with the Company in the position of Senior Vice President, Worldwide Service and Support, and Vice President and General Manager, Newton Group. Before joining the Company, Mr. Tamaddon held the position of Vice President, Europe with NeXT from September 1996 through March 1997. From August 1994 to August 1996, Mr. Tamaddon held the position of Vice President, Professional Services with NeXT.

        Avadis Tevanian, Jr., Ph.D., Senior Vice President, Chief Software Technology Officer (age 43), joined the Company in February 1997 upon the Company's acquisition of NeXT. Dr. Tevanian served with the Company in the position of Senior Vice President, Software Engineering from 1997 to July 2003. With NeXT, Dr. Tevanian held several positions, including Vice President, Engineering, from April 1995 to February 1997. Prior to April 1995, Dr. Tevanian worked as an engineer with NeXT and held several management positions.

Security Ownership of Certain Beneficial Owners and Managers

        The following table sets forth certain information as of March 1, 2005 (the "Table Date") with respect to the beneficial ownership of the Company's Common Stock by (i) each person the Company believes beneficially holds more than 5% of the outstanding shares of Common Stock; (ii) each director; (iii) each Named Executive Officer listed in the Summary Compensation Table under the heading "Executive Compensation;" and (iv) all directors and executive officers as a group. On the Table Date, 822,268,682 shares of Common Stock were issued and outstanding. Unless otherwise indicated, all persons named as beneficial owners of Common Stock have sole voting power and sole investment power with respect to the shares indicated as beneficially owned. In addition, unless otherwise indicated, all persons named below can be reached at Apple Computer, Inc., 1 Infinite Loop, Cupertino, CA 95014.

Security Ownership of 5% Holders, Directors, Nominees and Executive Officers

Name of Beneficial Owner	Shares of Common Stock Beneficially Owned(1)		Percent of Common Stock Outstanding
FMR Corp.	45,065,190	(2)	5.48%
Steven P. Jobs	10,120,004	(3)	1.23%
Fred D. Anderson	5,344		*
William V. Campbell	201,004	(4)	*
Timothy D. Cook	11,806		*
Millard S. Drexler	200,000	(5)	*
Albert A. Gore, Jr.	40,000	(6)	*
Ronald B. Johnson	2,711,806	(7)	*
Arthur D. Levinson	342,400	(8)	*
Jonathan J. Rubinstein	3,140		*
Avadis Tevanian, Jr.	2,902,504	(9)	*
Jerome B. York	60,000	(10)	*
All executive officers and directors as a group (16 persons)	18,656,577	(11)	2.27%

(1)
Represents shares of Common Stock held and/or options held by such individuals that were exercisable at the Table Date or within 60 days thereafter. The share numbers have been adjusted to reflect the Company's two-for-one stock split in February 2005.

(2)
Based on a Form 13G filed February 14, 2005 by FMR Corp. FMR Corp. lists its address as 82 Devonshire Street, Boston, MA, 02109, in such filing.

(3)
Includes 120,000 shares of Common Stock that Mr. Jobs has the right to acquire by exercise of stock options.

(4)
Includes 200,000 shares of Common Stock that Mr. Campbell has the right to acquire by exercise of stock options.

(5)
Includes 160,000 shares of Common Stock that Mr. Drexler has the right to acquire by exercise of stock options.

(6)
Includes 40,000 shares of Common Stock that Mr. Gore has the right to acquire by exercise of stock options.

(7)
Includes 2,700,000 shares of Common Stock that Mr. Johnson has the right to acquire by exercise of stock options.

(8)
Includes 2,000 shares of Common Stock that Dr. Levinson holds indirectly and 80,000 shares of Common Stock that Dr. Levinson has the right to acquire by exercise of stock options.

(9)
Includes 2,900,000 shares of Common Stock that Dr. Tevanian has the right to acquire by exercise of stock options.

(10)
Includes 20,000 shares of Common Stock that Mr. York has the right to acquire by exercise of stock options.

(11)
Includes 8,241,671 shares of Common Stock that executive officers or directors have the right to acquire by exercise of stock options.

*
Represents less than 1% of the issued and outstanding shares of Common Stock on the Table Date.

Section 16(a) Beneficial Ownership Reporting Compliance

        Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's officers and directors, and persons who own more than ten percent of a registered class of the Company's equity securities, to file reports of securities ownership and changes in such ownership with the Securities and Exchange Commission ("SEC"). Officers, directors and greater than ten percent shareholders also are required by rules promulgated by the SEC to furnish the Company with copies of all Section 16(a) forms they file.

        Based solely upon a review of the copies of such forms furnished to the Company or written representations that no Forms 5 were required, the Company believes that all Section 16(a) filing requirements were met during fiscal year 2004.

REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF
DIRECTORS ON EXECUTIVE COMPENSATION

        The following report of the Compensation Committee of the Board of Directors shall not be deemed "soliciting material" or to be "filed" with the Securities and Exchange Commission, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933 or Securities Exchange Act of 1934, each as amended, except to the extent that the Company specifically incorporates it by reference into such filing.

        The Company's compensation programs are administered by the Compensation Committee (the "Committee"). The Committee provides oversight and guidance in the development of compensation programs for all employees of the Company, including executive officers, and administers the Company's equity and cash incentive plans. The goal of the Committee is to align compensation with Company performance, and to attract, retain and reward executive officers and employees whose contributions are critical to the long-term success of the Company.

        The Committee meets at scheduled times during the year and holds additional meetings from time to time to review compensation issues. The Committee also considers and takes action by written consent. The Company's Human Resource Department supports the Committee in its work. The Committee has the authority to engage the services of outside advisors, experts and others to assist it in its oversight and guidance in the development of the Company's compensation programs.

        The Committee's compensation philosophy is that total cash compensation should be competitive in the market and tied to personal and Company performance, and that any long-term incentive compensation should be closely aligned with shareholder interests. For executive officers, the Committee believes that a substantial portion of their compensation should be closely aligned with Company performance. Accordingly, as an executive officer's level of responsibility increases, it is the intent of the Committee to have a greater portion of his or her total compensation be dependent upon the Company's performance rather than fixed compensation. This philosophy is intended to motivate executive officers to improve Company performance while holding them accountable for the performance of the organizations for which they are responsible. During periods of sustained Company performance, the Committee generally targets the total compensation (base salary, cash incentives, and long-term equity compensation) to be at or above the median level of the compensation practices of peer groups for non-executive employees and at the 75% percentile for executive officers and other key employees.

Competitive Market Study Report

        In 2004, the Committee engaged an outside compensation consultant to provide a comprehensive market study report on the Company's compensation programs including compensation for its executive officers. The Company's compensation programs were compared to a peer group of 22 technology companies with similar revenue and market capitalization. Throughout the year, the Committee met with the outside compensation consultant to review, discuss and analyze the data provided by such consultant and to discuss other relevant issues. The Committee periodically requested additional information to help it evaluate relative market position and to assist in designing compensation programs. Based on its own review of the results and in consultation with management and the compensation consultant, the Committee began taking steps to adjust its compensation programs so that the Company can offer a competitive compensation package while continuing to align the interests of its employees with those of its shareholders. Steps taken by the Committee are outlined under the Compensation Program Components and include the adoption of the Apple Computer, Inc. Performance Bonus Plan (Proposal No. 2) and amendments to the 2003 Employee Stock Option Plan (Proposal No. 3) to include, among other things, performance-based compensation.

        The results of the review of the Company's compensation programs completed by the compensation consultant include the following observations:

  •
  Base salaries and total cash compensation for non-executive employees are competitively set at or above the median level of the compensation practices of peer groups.

  •
  Base salaries for executive officers, other than the Chief Executive Officer who receives $1 per year, are competitively set between the median and 75th percentile (following salary increases in fiscal 2004).

  •
  The grant of stock options and/or other equity awards, when annualized over the term of the vesting period, are generally at market median of grants made by comparable companies.

  •
  The total cash compensation paid to the Company's executive vice president and senior vice presidents is not competitive and falls significantly below market median due to the absence of a cash bonus program.

  •
  The infrequent grant of stock options and/or other equity awards is insufficient to make up for the less than competitive total cash compensation paid to executive officers.

  •
  At current levels, the Company's executive compensation program is not competitive and is not currently structured to attract, retain and reward executive officers whose contributions are critical to the long-term success of the Company. It was recommended that the Committee adopt a performance bonus plan and consider more frequent smaller grants of equity awards.

Compensation Program Components

        The three major components of the Company's compensation program are base salary, cash incentive compensation and long-term equity compensation.

Base Salary—Non-Executive Employees

        The base salary for employees is determined on the basis of experience, personal performance, the average salary levels considered appropriate for comparable positions within the appropriate market segment and the anticipated value of the employee's future impact on the Company's success. The Committee targets the base salary levels of non-executive employees at or above the median level of the base salary in the Company's peer groups, with the opportunity for total compensation to rise above this level based on personal and Company performance.

        Due to the economic downturn and the challenges facing technology companies, the base salaries for all employees, including executive officers, were frozen at their 2001 levels. As a result, for three consecutive years, other than salary increases due to an increase in job responsibility or promotion, the Company did not provide for an increase in the base salary levels of its employees and executive officers.

When the Company returned to more sustained profitability, the Company lifted the salary freeze and at the beginning of fiscal 2004, the Committee approved a merit salary increase budget of 4% for non-executive level employees. The market data reviewed by the Committee at that time indicated that the base salary level for non-executive employees was competitive with the market and that the merit increase was within the range of planned increases at comparable companies. None of the Company's executive officers participated in the merit increase.

Bonus Plans—Non-Executive Employees

        During fiscal 2004, the Company maintained two incentive bonus programs: the FY04 Vice President and Director Bonus Plan (the "VP and Director Bonus Plan") and the FY04 Discretionary Bonus Plan (the "Discretionary Bonus Plan"). The plans are mutually exclusive such that no employee is eligible to participate in both plans. Under the VP and Director Bonus Plan, employees at the level of director and above, but excluding executive officers, were eligible for cash bonuses if the Company achieved certain specified performance metrics. At the beginning of the fiscal year, the Committee approved the budget for both plans and the performance metrics for the VP and Director Bonus Plan. Because the Company met the metrics specified in the VP and Director Bonus Plan, payments were made thereunder.

        Under the Discretionary Bonus Plan, employees below the level of director were eligible to receive cash bonuses based on individual performance and their contribution to the success of the Company. Of the budget approved for the Discretionary Bonus plan, 20% was held in reserve to be distributed only if the Company achieved the metrics specified in the VP and Director Bonus Plan. The metrics were met and the entire bonus pool was distributed.

        Executive officers and members of the Board are not eligible to participate in either the VP and Director Bonus Plan or the Discretionary Bonus Plan.

Long-term Compensation—Non-Executive Employees

        The Committee awards long-term equity compensation to many of its non-executive employees. The Committee believes that the granting of long-term incentives, typically grants of stock options, is an important method of rewarding and motivating employees by aligning the interests of the employee with those of the shareholders. Stock options have value for an employee only if the Company's stock price increases above the exercise price of the option and the employee remains employed by the Company for the duration of the vesting period.

        The Committee is responsible for determining program design, including grant guidelines and eligibility, when grants are made, the exercise price per share in the case of options, the vesting of grants and the number of options or shares to be granted. In determining the size of an award, the Committee considers shares available to grant in the plan, net annual dilution, shareholder value transfer, industry practices, market conditions, the employee's individual performance and achievements, future responsibility and promotion, and the number of unvested options held by the individual at the time of grant. Employees with critical job responsibilities receive an initial option grant when they join the Company. The Committee may grant additional equity compensation to reflect an employee's contributions to the Company's success and to provide a long-term incentive to remain with the Company. However, in recognition of shareholder concerns about the potentially dilutive effect of equity grants, the Committee reduced program funding, while continuing to focus on those employees below the executive level with critical job responsibilities.

        The Company also encourages employees to own Company stock through its Employee Stock Purchase Plan, which is generally available to all employees including executive officers. This plan allows participants to purchase shares of the Company's Common Stock at a discounted price through payroll deductions.

Base Salary—Executive Officers

        Executive officers, other than the Chief Executive Officer, receive a base salary and stock options and/or restricted stock units, but typically do not receive cash bonuses. The Committee targets the base salaries at levels above market median but because the Company has not paid its executives cash bonuses, the total cash paid to its executives is below the average paid by comparable companies. This lower total cash compensation is combined with stock option grants and/or restricted stock units so that a substantial portion of an executive's pay is dependent upon the Company's stock performance. In May 2004, the Committee reviewed each executive's performance, their contribution to the Company's continued growth and comparable market data. The market data indicated that the base salary of many of the Company's executives was below, and in some cases significantly below, the median level paid by comparable companies. As a result, several of the Company's executives, including named executive officers, received an increase in base pay to bring them up to competitive levels. Following the pay increase, the base salaries of the Company's executive officers is between market median and the 75th percentile, depending on individual performance, the scope of the individual's responsibilities and his or her contribution to the Company's continued growth.

Bonus Plans—Executive Officers

        The Company does not currently have a cash bonus plan for its executive officers. Executive officers and members of the Board are not eligible to participate in either the VP and Director Bonus Plan or the Discretionary Bonus Plan. In fiscal 2004, only two executive officers received a bonus; Ron Johnson, Senior Vice President Retail, received a bonus for exceptional performance and Dr. Tevanian, Senior Vice President and Chief Software Technology Officer, received a bonus related to a patent award.

        Despite the successful achievement of the Company's business goals, the total cash paid to its executive officers was approximately 35% below the median level paid by comparable companies due to the absence of a bonus plan. The Committee's outside compensation consultant concluded that the infrequent grant of options and/or restricted stock units did not make up for the below market median total cash compensation paid to executive officers. Concerned that executive compensation was not competitively structured to attract, retain and reward executive officers whose contributions are critical to the long-term success of the Company, the Committee revamped its pay-for-performance philosophy and, in consultation with compensation advisors, adopted the Apple Computer, Inc. Performance Bonus Plan, subject to shareholder approval. If approved by shareholders, starting in fiscal year 2005, executive officers will be eligible to receive a cash bonus if the Company meets certain specified performance metrics. For more information, please see Proposal No. 1: Approval of the Apple Computer, Inc. Performance Bonus Plan. With the implementation of the Performance Bonus Plan, a greater percentage of an executive's compensation will be tied to Company performance and is at risk if the performance targets are not met. If the performance metrics are met, the total cash component (salary and bonus) is targeted at the 75th percentile but if the performance targets are not met, there will be no bonus payout.

Long-term Compensation—Executive Officers

        The Committee provides long-term compensation, typically through the award of stock options and/or restricted stock units, to its executive officers. Executive officers receive an initial option grant when they join the Company. While many non-executive employees are eligible to receive an annual stock option grant, executive officers typically do not receive annual grants and only receive grants every few years or in connection with a promotion or change in job responsibilities. The market data indicated that the infrequent option grants when annualized over the vesting period were below the market median of executive officer grants made by comparable companies. As a result, in March 2004, in consultation with its outside compensation consultant, the Committee granted restricted stock units to members of the executive team, including named executive officers but excluding the CEO. The restricted stock units generally vest in two increments with 50% of the units vesting on the second anniversary of the grant date and the remaining 50% of the units on the fourth anniversary of the grant date, subject to continued employment. The Committee believes that the award of restricted stock units provides significant retentive value and incentive to manage the Company from the perspective of a shareholder with an equity stake in the business. The grant of restricted stock units, when annualized over the four-year term, is at the market median of grants made by comparable companies. The Company's outside compensation consultant has recommended that the Committee consider more frequent awards of stock options and/or restricted stock, including restricted stock units, to bring the equity component of an executive's total compensation more in line with that of peer companies. Both stock options and restricted stock provide an opportunity to attract, motivate and retain high quality employees and executive officers while promoting the success of the Company's business.

Compensation of the Chief Executive Officer

        Mr. Jobs receives a salary of $1 per year for the services he performs as the Company's Chief Executive Officer. He received no other compensation during 2004. Mr. Jobs has ten million shares of restricted stock that were granted to him in 2003 which generally vest in full on the third anniversary of the grant date, subject to his continued employment with the Company and 120,000 fully vested options that he received in 1997 under the 1997 Director Stock Option Plan. Since accepting the position of CEO, Mr. Jobs is no longer eligible for grants under the 1997 Director Stock Option Plan and receives no additional compensation for attending Board meetings.

Section 162(m)

        The Company intends that awards granted under the Company's 2003 Employee Stock Plan and the Performance Bonus Plan, if approved by shareholders, be deductible by the Company under Section 162(m) of the Internal Revenue Code of 1986, as amended.

Members of the Compensation Committee

William V. Campbell (Chairman)	Millard S. Drexler	Albert A. Gore, Jr.

Information Regarding Executive Compensation

        The following table summarizes compensation information for the last three fiscal years for (i) Mr. Jobs, Chief Executive Officer and (ii) the four most highly compensated executive officers other than the Chief Executive Officer who were serving as executive officers of the Company at the end of the fiscal year (collectively, the "Named Executive Officers").

SUMMARY COMPENSATION TABLE

		Annual Compensation			Long-Term Compensation
Name and Principal Position	Fiscal Year	Salary ($)	Bonus ($)		Restricted Stock Award ($)		Securities Underlying Options* (#)		All Other Compensation ($)
Steven P. Jobs Chief Executive Officer	2004 2003 2002	1 1 1	— — 2,268,698	(2)	— 74,750,000 —	(1)	— — 15,000,000	(1)	— — 1,302,795	(2)
Timothy D. Cook Executive Vice President, Worldwide Sales and Operations	2004 2003 2002	602,632 617,673 563,829	— — —		7,650,000 — —	(3)	— — —		12,588 9,929 8,025	(4) (4) (4)
Ronald B. Johnson Senior Vice President, Retail	2004 2003 2002	484,836 452,404 452,404	1,500,000 1,500,000 —		6,375,000 — —	(3)	— — 600,000		— — —
Jonathan Rubinstein Senior Vice President, iPod Division	2004 2003 2002	485,216 452,939 452,558	— — —		6,375,000 — —	(3)	— — —		12,300 11,986 9,996	(4) (4) (4)
Avadis Tevanian, Jr. Ph.D Senior Vice President, Chief Software Technology Officer	2004 2003 2002	469,681 456,731 492,212	1,000 — —	(5)	5,100,000 — —	(3)	— — —		12,338 11,962 10,700	(4) (4) (4)

*
Adjusted to reflect the Company's two-for-one stock split in February 2005.

(1)
In March 2003, Mr. Jobs voluntarily cancelled all of his outstanding options, excluding those granted to him in his capacity as a director. In March 2003, the Board awarded Mr. Jobs 10 million restricted shares of the Company's Common Stock that generally vest in full on the third anniversary of the grant date.

(2)
In December 1999, Mr. Jobs was given a special executive bonus for past services as the Company's interim Chief Executive Officer, in the form of an aircraft with a total cost to the Company of approximately $90,000,000. In fiscal 2002, approximately $2.27 million paid by the Company towards the purchase of the plane and approximately $1.3 million in related tax assistance was reported as income to Mr. Jobs.

(3)
Market value of restricted stock units granted on March 24, 2004 (based on $12.75 per share, the closing price of the Company's common stock on the NASDAQ National Market on the day of grant). Restricted stock units generally vest over four years with 50% of the total number of shares vesting on each of the second and fourth anniversaries of the grant date.

(4)
Consists of matching contributions made by the Company in accordance with the terms of the 401(k) plan.

(5)
Patent award.

Option Grants in Last Fiscal Year

        There were no options granted to the Named Executive Officers during fiscal year 2004, although restricted stock units which are shown above in the Summary Compensation Table, were granted.

Options Exercised and Year-End Option Holdings

        The following table provides information about stock option exercises by the Named Executive Officers during fiscal year 2004 and stock options held by each of them at fiscal year-end. The table has been adjusted to reflect the Company's two-for-one stock split in February 2005.

AGGREGATED OPTION EXERCISES IN THE LAST FISCAL YEAR
AND FISCAL YEAR-END OPTION VALUES

			Number of Securities Underlying Unexercised Options at Fiscal Year-End (#)			Value of Unexercised In-the-Money Options at Fiscal Year-End ($)(1)
Name	Shares Acquired on Exercise (#)	Value Realized ($)
			Exercisable		Unexercisable	Exercisable		Unexercisable
Steven P. Jobs	—	—	120,000	(2)	—	$1,547,400	(2)	—
Timothy D. Cook	2,700,000	14,719,950	—		500,000	—		$5,119,375
Ronald B. Johnson	—	—	3,262,500		337,500	$7,359,188		$2,426,813
Jonathan Rubinstein	3,000,000	26,370,700	1,300,000		500,000	$12,985,375		$5,119,375
Avadis Tevanian, Jr.	700,000	8,828,328	3,600,000		500,000	$36,652,959		$5,119,375

(1)
Market value of securities underlying in-the-money options at the end of fiscal year 2004 (based on $18.645 per share, the closing price of Common Stock on the NASDAQ National Market on September 24, 2004), minus the exercise price.

(2)
Consists of 120,000 options granted to Mr. Jobs in his capacity as a director pursuant to the 1997 Director Stock Option Plan. Since accepting the position of CEO, Mr. Jobs is no longer eligible to receive option grants under the Director Plan. In March 2003, Mr. Jobs voluntarily cancelled all of his outstanding options, excluding those granted to him in his capacity as a director.

Equity Compensation Plan Information

        The following table sets forth certain information, as of September 25, 2004, concerning shares of common stock authorized for issuance under all of the Company's equity compensation plans. The table has been adjusted to reflect the Company's two-for-one stock split in February 2005.

	Number of Securities to be Issued Upon Exercise of Outstanding Options (a)	Weighted Average Exercise Price of Outstanding Options (b)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a)) (c)
Equity compensation plans approved by shareholders	43,985,824	$11.16	28,144,846	(1)
Equity compensation plans not approved by shareholders	66,572,506	$10.13	—

Total equity compensation plans(2)	110,558,330	$10.54	28,144,846

(1)
This number includes 4,095,822 shares of common stock reserved for issuance under the Employee Stock Purchase Plan, 480,000 shares available for issuance under the 1997 Director Stock Option Plan and 23,569,024 shares available for issuance under the 2003 Employee Stock Option Plan. The grant of 5,030,000 shares of restricted stock units has been deducted from the number of shares available for future issuance. It does not include shares under the 1990 Stock Option Plan that was terminated in 1997. No new options can be granted under the 1990 Stock Option Plan.

(2)
This table does not include 163,284 outstanding options assumed in connection with mergers and acquisitions of the companies which originally established those plans. These assumed options have a weighted average exercise price of $2.19 per share. No additional options may be granted under those assumed plans.

Arrangements with Named Executive Officers

Change In Control Arrangements—Stock Options, Restricted Stock, and Restricted Stock Units

        In the event of a "change in control" of the Company, all outstanding options under the Company's stock option plans, except the Director Plan, will, unless otherwise determined by the plan administrator, become exercisable in full, and will be cashed out at an amount equal to the difference between the applicable "change in control price" and the exercise price. The Director Plan provides that upon a "change in control" of the Company, all unvested options held by non-employee directors will automatically become fully vested and exercisable and will be cashed out at an amount equal to the difference between the applicable "change in control price" and the exercise price of the options. A "change in control" under these plans is generally defined as (i) the acquisition by any person of 50% or more of the combined voting power of the Company's outstanding securities or (ii) the occurrence of a transaction requiring shareholder approval and involving the sale of all or substantially all of the assets of the Company or the merger of the Company with or into another corporation.

        In addition, options, restricted stock grants, and restricted stock units granted to the Named Executive Officers generally provide that in the event there is a "change in control," as defined in the Company's stock option plans, and if in connection with or following such "change in control," their employment is terminated without "Cause" or if they should resign for "Good Reason," those options, restricted stock, and restricted stock units outstanding that are not yet vested as of the date of such "change in control" shall become fully vested. Further, restricted stock and restricted stock units granted to the Named Executive Officers also provide that, in the event the Company terminates the Officer without cause at any time, the restricted stock units and restricted stock will vest in full. Generally, "Cause" is defined to include a felony conviction, willful disclosure of confidential information or willful and continued failure to perform his or her employment duties. "Good Reason" includes resignation of employment as a result of a substantial diminution in position or duties, or an adverse change in title or reduction in annual base salary.

Certain Relationships and Related Transactions

        In connection with a relocation assistance package, the Company loaned Mr. Johnson (Senior Vice President, Retail) $1,500,000 for the purchase of his principal residence. The loan was secured by a deed of trust and was due and payable in May 2004. The largest amount of the indebtedness outstanding on this loan during fiscal year 2004 was $750,000. Mr. Johnson repaid the Company $750,000 during the fiscal year and the loan has been repaid in full.

        In March 2002, the Company entered into a Reimbursement Agreement with its Chief Executive Officer, Mr. Steven P. Jobs, for the reimbursement of expenses incurred by Mr. Jobs in the operation of his private plane when used for Apple business. The Reimbursement Agreement is effective for expenses incurred by Mr. Jobs for Apple business purposes since he took delivery of the plane in May 2001. During 2004, the Company recognized a total of $483,000 in expenses pursuant to this reimbursement agreement related to expenses incurred by Mr. Jobs during 2004.

Report of the Audit & Finance Committee

        The following is the report of the Audit & Finance Committee with respect to the Company's audited financial statements for the fiscal year ended September 25, 2004. The information contained in this report shall not be deemed to be "soliciting material" or to be "filed" with the Securities and Exchange Commission, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the 1934 Securities Exchange Act, as amended, except to the extent that the Company specifically incorporates such information by reference in such filing.

        The Audit & Finance Committee (the "Audit Committee") is comprised of three members: Messrs. Campbell and York and Dr. Levinson. All of the members are independent directors under the NASDAQ audit committee structure and membership requirements. The Audit Committee operates under a written charter adopted by the Board. A copy of the charter can be found on the Company's website at www.apple.com/investor.

        The Audit Committee is primarily responsible for assisting the Board in fulfilling its oversight responsibility by reviewing the financial information that will be provided to shareholders and others, appointing the independent auditor, reviewing the services performed by the Company's independent auditors and internal audit department, evaluating the Company's accounting policies and its system of internal controls that management and the Board have established, and reviewing significant financial transactions. The Audit Committee does not itself prepare financial statements or perform audits, and its members are not auditors or certifiers of the Company's financial statements.

        In fulfilling its oversight responsibility of appointing and reviewing the services performed by the Company's independent auditors, the Audit Committee carefully reviews the policies and procedures for the engagement of the independent auditor, including the scope of the audit, audit fees, auditor independence matters and the extent to which the independent auditor may be retained to perform non-audit related services. The Audit Committee considered the independent auditors' provision of non-audit services in 2004 and determined that the provision of those services is compatible with and does not impair the auditors' independence.

        Prior to the enactment of the Sarbanes-Oxley Act of 2002 (the "Act"), the Company adopted an auditor independence policy that banned its auditors from performing non-financial consulting services, such as information technology consulting and internal audit services. This auditor policy mandates that the audit and non-audit services and related budget be approved by the Audit Committee in advance, and that the Audit Committee be provided with quarterly reporting on actual spending. This policy also mandates that no auditor engagements for non-audit services may be entered into without the express approval of the Audit Committee.

        The Audit Committee has reviewed and discussed the audited financial statements for the fiscal year ended September 25, 2004 with the Company's management and KPMG LLP. The Audit Committee has also discussed with KPMG LLP the matters required to be discussed by Statement on Auditing Standards No. 61, "Communication with Audit Committees."

        The Audit Committee has also received and reviewed the written disclosures and the letter from KPMG LLP required by Independence Standards Board Standard No. 1, "Independence Discussions with Audit Committees," and has discussed with the auditors the auditors' independence.

        Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that the financial statements referred to above be included in the Company's Annual Report on Form 10-K for the fiscal year ended September 25, 2004.

Members of the Audit & Finance Committee

William V. Campbell	Arthur D. Levinson	Jerome B. York (Chairman)

Company Stock Performance

        The following graph shows a five-year comparison of cumulative total shareholder return, calculated on a dividend reinvested basis, for the Company, the S&P 500 Composite Index (the "S&P 500") and the S&P Computers (Hardware) Index (the "Industry Index"). The graph assumes $100 was invested in each of the Company's Common Stock, the S&P 500 and the Industry Index on September 30, 1999. Data points on the graph are annual. Note that historic stock price performance is not necessarily indicative of future stock price performance.

OVERVIEW OF PROPOSALS

        This Proxy Statement contains six proposals requiring shareholder action. Proposal No. 1 requests the election of seven directors to the Company's Board. Proposal No. 2 requests the approval of a Performance Bonus Plan. Proposal No. 3 requests the approval of amendments to the 2003 Employee Stock Option Plan, including an increase in the number of shares of Common Stock reserved for issuance thereunder by 49 million shares. Proposal No. 4 requests the approval of an amendment to the Employee Stock Purchase Plan to increase the number of shares of Common Stock reserved for issuance thereunder by 2 million shares. Proposal No. 5 requests the ratification of the appointment of KPMG LLP as independent auditors of the Company for fiscal year 2005. Proposal No. 6 is a shareholder proposal. Each of the proposals is discussed in more detail in the pages that follow.

PROPOSAL NO. 1
ELECTION OF DIRECTORS

        The Board has nominated the current directors, Messrs. Anderson, Campbell, Drexler, Gore, Jobs and York and Dr. Levinson, to be elected to serve for a one-year term and until their successors are duly elected and qualified. Holders of proxies solicited by this Proxy Statement will vote the proxies received by them as directed on the proxy card or, if no direction is made, for the election of the Board's seven nominees. If any nominee is unable or declines to serve as a director at the time of the Annual Meeting, the proxy holders will vote for a nominee designated by the present Board to fill the vacancy.

Vote Required

        The seven nominees for director receiving the highest number of affirmative votes of the shares entitled to be voted for them shall be elected as directors. Votes withheld from any director are counted for purposes of determining the presence or absence of the quorum, but have no other legal effect under California law.

Recommendation

        The Board recommends that shareholders vote FOR the election of Messrs. Anderson, Campbell, Drexler, Gore, Jobs and York and Dr. Levinson.

PROPOSAL NO. 2
APPROVAL OF PERFORMANCE BONUS PLAN

        On December 10, 2004, the Compensation Committee unanimously approved the Performance Bonus Plan (the "Bonus Plan") and directed that the Bonus Plan be submitted to shareholders for approval at the Annual Meeting.

        In 2004, the Compensation Committee engaged an outside compensation consultant to provide a comprehensive market study report on the Company's compensation programs including compensation for its executive officers. The consultant concluded that the total cash compensation paid to the Company's executive vice president and senior vice presidents was not competitive and falls significantly below market median due to the absence of a cash bonus program.

        The Compensation Committee determined that the addition of an annual cash incentive program for the Company's executive officers would enable it to attract, retain and reward executive officers whose contributions are critical to the long-term success of the Company and would be in the shareholders' best interests. The Compensation Committee believes the addition of a performance-based annual cash incentive plan will create long-term value for shareholders by (1) retaining its executive officer talent, (2) providing competitive compensation opportunities that are sufficient to attract new executive officer talent, and (3) ensuring that annual cash compensation is earned for annual performance.

        The Compensation Committee believes the proposed bonus plan meets these objectives and should be supported by shareholders as it will allow the Company to:

  •
  provide its executive officers with an objective performance-based variable compensation opportunity that is contingent upon the achievement of measurable financial performance milestones;

  •
  reward the achievement of annual milestones that directly affect the creation and sustenance of long-term shareholder value;

  •
  provide an annual cash incentive compensation opportunity that is competitive for the Company's executive officers, with the incremental compensation provided only if performance meets or exceeds established goals. If the Company does not achieve the program's performance goals, there will be no incentive payout under the Plan;

  •
  address concerns about retention of executive officers who are presently in great demand at other companies looking to replicate the Company's recent success; and

  •
  qualify the plan under the performance-based exception pursuant to Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code").

Vote Required

        The affirmative vote of (i) a majority of the shares "represented and voting" and (ii) a majority of the Quorum will be required to approve this Proposal.

Recommendation

        The Board recommends a vote FOR the Performance Bonus Plan as it allows the Company to provide annual cash awards contingent upon achievement of objective financial goals.

Description of the Performance Bonus Plan

        ELIGIBILITY.    Participants in the Bonus Plan are executive officers and key employees who are chosen solely at the discretion of the Compensation Committee. The Chief Executive Officer and all executive officers are eligible to be considered for participation in the Bonus Plan. As of December 10,

2004, all executive officers, excluding the CEO, were chosen to participate for fiscal year 2005. Because the Company's executive officers are eligible to receive awards under the Bonus Plan, the executive officers have an interest in this proposal. No person is automatically entitled to participate in the Bonus Plan in any Bonus Plan year. The Company may also pay discretionary bonuses, or other types of compensation, outside of the Bonus Plan.

        PURPOSE.    The purpose of the Bonus Plan is to motivate the participants to achieve certain corporate and business unit performance objectives and to reward them when those objectives are satisfied. If certain requirements are satisfied, bonuses issued under the Plan may qualify as deductible "performance-based compensation" within the meaning of Code Section 162(m).

        ADMINISTRATION.    The Bonus Plan will be administered by the Compensation Committee of the Board of Directors, consisting of no fewer than two members of the Board. With respect to incentive compensation that is intended to qualify as "performance-based compensation" within the meaning of Code Section 162(m), each member of the Compensation Committee who does not qualify as an "outside director" within the meaning of Section 162(m) of the Code will recuse himself or abstain from acting with respect to Bonus Plan determinations and at least two members of the Compensation Committee who do qualify as "outside directors" shall make Bonus Plan determinations. The Chairman of the Compensation Committee, William V. Campbell, does not qualify as an "outside director" within the meaning of Code Section 162(m) because he once served as an officer of FileMaker, Inc., a subsidiary of the Company. Accordingly, Mr. Campbell will recuse himself or abstain from acting with respect to Bonus Plan determinations.

        DETERMINATION OF AWARDS.    Under the Bonus Plan, participants will be eligible to receive awards based upon the attainment and certification of certain performance criteria established by the Compensation Committee. The performance criteria the Compensation Committee may choose from may include one or more of the following:

  •
  annual revenue

  •
  cash position

  •
  earnings per share

  •
  net income

  •
  operating cash flow

  •
  operating income

  •
  return on assets

  •
  return on equity

  •
  return on sales

  •
  total shareholder return

  •
  individual performance objectives

        The performance criteria may differ for each participant. Performance criteria may apply to the Company or to one of the business units. Any individual performance objectives must relate to an objective that is objectively determinable within the meaning of Code Section 162(m). For example, individual performance objectives may include objectively measurable improvement in the Company's customer satisfaction.

        The Compensation Committee shall appropriately adjust any evaluation of performance under a performance criterion to exclude (i) any extraordinary non-recurring items as described in Accounting Principles Board Opinion No. 30 and/or in management's discussion and analysis of financial conditions and results of operations appearing in the Company's annual report on Form 10-K to shareholders for the applicable year, or (ii) the effect of any changes in accounting principles affecting the Company's or a business unit's reported results. The Compensation Committee retains the discretion to reduce or eliminate any award that would otherwise be payable pursuant to the Bonus Plan.

        For the 2005 fiscal year, the Compensation Committee granted target awards to each executive officer, excluding the CEO, based on revenue and operating margin goals. These 2005 fiscal year bonuses are intended to qualify as deductible "performance-based" compensation under Code Section 162(m). However, if shareholders do not approve the Bonus Plan at the Annual Meeting, these bonuses will not be paid, even if the milestones are achieved, and the Bonus Plan will automatically expire.

        PAYMENT OF AWARDS.    All awards will be paid in cash as soon as is practicable following determination of the award, unless the Company establishes a plan to permit deferral of bonus amounts, in which case awards will be paid pursuant to the timing requirements of that plan and applicable law. The Committee may also defer the payment of awards in its discretion, as necessary or desirable to preserve the deductibility of such awards under Code Section 162(m).

        MAXIMUM AWARD.    The amounts that will be paid pursuant to the Bonus Plan are not currently determinable. The maximum bonus payment that any participant may receive under the Bonus Plan in any fiscal year is $5,000,000.

        AMENDMENT AND TERMINATION.    The Compensation Committee may amend, suspend or terminate the Bonus Plan, in whole or in part, at any time, including the adoption of amendments deemed necessary or desirable to correct any defect or supply omitted data or reconcile any inconsistency in the Bonus Plan or in any award granted thereunder. The Compensation Committee may amend or modify the Bonus Plan in any respect, or terminate the Bonus Plan, without the consent of any affected participant. However, in no event may such amendment or modification result in an increase in the amount of compensation payable pursuant to any award.

        INDEMNIFICATION.    The Board of Directors and Compensation Committee are generally indemnified by the Company for any liability arising from claims relating to the Bonus Plan.

        FEDERAL INCOME TAX CONSEQUENCES.    Under present federal income tax law, participants will recognize ordinary income equal to the amount of the award received in the year of receipt. That income will be subject to applicable income and employment tax withholding by the Company. If and to the extent that the Bonus Plan payments satisfy the requirements of Section 162(m) of the Code and otherwise satisfy the requirements for deductibility under federal income tax law, the Company will receive a deduction for the amount constituting ordinary income to the participant.

        AWARDS TO BE GRANTED TO CERTAIN INDIVIDUALS AND GROUPS.    Awards under the Bonus Plan are determined based on actual future performance, so future actual awards cannot now be determined.

PROPOSAL NO. 3
APPROVAL OF AMENDMENTS TO THE
2003 EMPLOYEE STOCK OPTION PLAN

        The shareholders are being asked to approve amendments to the 2003 Employee Stock Option Plan (the "2003 Plan") that reflect current best practices in corporate governance and authorize an increase in the number of shares of Common Stock reserved for issuance thereunder by 49 million shares.

        During the past few years, the Company's innovation based strategy and investments have resulted in a significantly broadened product offering including the iPod, iTunes, Mac OS X, and several new application software programs. The Company has also expanded its distribution capabilities by opening over 100 of its own retail stores and substantially increasing third-party resale locations. The Company's successful execution of its strategies has led to significant revenue and earnings growth. In addition, as of February 18, 2005 the Company's stock had been the best performer in the S&P 500 index over the previous 12 months and added $27 billion in market capitalization during that same period, an increase of 312%.

        The Board believes the Company's recent success is due to its highly talented employee base and that future success depends on the ability to attract and retain high caliber employees. The Company's primary center for innovation is in the Silicon Valley where it must compete with many companies, including several successful and high profile Internet search and commerce organizations, for a limited pool of talented people. The ability to grant equity awards is a necessary and powerful recruiting and retention tool for the Company to obtain the quality employees it needs to move its business forward.

        The Compensation Committee (which administers the 2003 Plan) recognizes its responsibility to strike a balance between shareholder concerns regarding the potential dilutive effect of equity awards and the ability to attract, retain and reward employees whose contributions are critical to the long-term success of the Company. The Committee anticipates that the additional shares requested will fund the equity program through the end of fiscal 2007. The Company is committed to keeping the average number of options, restricted shares, and restricted share units issued from fiscal 2005 though fiscal 2007 to approximately 2.5% of shares outstanding. This represents a significant reduction from an average of 4.8% over the three previous fiscal years.

        To further address shareholder concerns, the Company actively manages its program to use its equity plan resources as effectively as possible. Equity awards have been reduced and are generally limited to (1) those positions deemed critical to the Company's future success, (2) individuals whose personal performance makes them highly valuable to the Company, and (3) essential new hires. As a result, equity awards are generally granted to senior level individual contributors and management across all functions in the Company. Equity awards are granted at fair market value at date of grant, typically vest over four years, and may not be repriced without shareholder approval.

        The Committee believes that the proposed amendments and additional shares are necessary for the Company to offer a competitive equity incentive program. If approved, the additional shares will be a critical factor in attracting, retaining, and rewarding the high caliber employees that are essential to the Company's future success. The 2003 Plan is the Company's only active equity plan and if shareholders do not approve the proposed increase in shares authorized under the plan, the Company will not be able to continue its equity program. This will likely preclude the Company from successfully attracting and retaining the best possible talent.

Vote Required

        The affirmative vote of (i) a majority of the shares "represented and voting" and (ii) a majority of the Quorum will be required to approve this Proposal.

Recommendation

        The Board feels that the best method of aligning the interests of employees and shareholders is through equity incentives, and that such incentives are an integral part of the Company's innovation-oriented culture and will ultimately reinforce the goal of creating long-term value for shareholders. The proposed amended 2003 Plan is intended to ensure that the Company will continue to have available a reasonable number of shares to meet these goals in the future. The Board unanimously recommends that the shareholders vote FOR this Proposal.

Description of the 2003 Plan

        PROPOSED PLAN AMENDMENTS.    The shareholders are being asked to approve amendments to the 2003 Employee Stock Option Plan (the "2003 Plan") to (i) add 49 million shares to the 2003 Plan reserve, (ii) permit the granting of performance shares and dividend equivalents, (iii) add specific performance measures that the Compensation Committee may use to help qualify certain grants as "performance-based" compensation under Internal Revenue Code Section 162(m), (iv) change the name of the 2003 Plan to the "2003 Employee Stock Plan" to reflect that awards other than options may be granted under the 2003 Plan, (v) revise the share counting provisions, (vi) add certain restrictions on the permissible vesting period of restricted stock awards, (vii) extend the plan term to February 8, 2015, and (viii) prohibit the grant of stock options with an exercise price of less than 100% of the fair market value of the underlying stock on the grant date (together, the "Amendments").

        ELIGIBILITY; LIMITATIONS.    Options, stock appreciation rights, stock purchase rights, performance shares, restricted stock units and dividend equivalents may be granted under the 2003 Plan. Options granted under the 2003 Plan may be either "incentive stock options," as defined in Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), or nonstatutory stock options. Options, stock appreciation rights, stock purchase rights, performance shares, restricted stock units and dividend equivalents may be granted under the 2003 Plan to the Chairman of the Company and to any employee of the Company or of any parent or subsidiary of the Company. Incentive stock options may be granted only to employees of the Company or of any subsidiary of the Company. The Administrator, in its discretion, selects the person(s) to whom options, stock appreciation rights, stock purchase rights, performance shares, restricted stock units and dividend equivalents may be granted, the time or times at which such options, stock appreciation rights, stock purchase rights, performance shares, restricted stock units and dividend equivalents shall be granted, and (except for dividend equivalents) the number of shares subject to each such grant. For this reason, it is not possible to determine the benefits or amounts that will be received by any particular individual or individuals in the future. The 2003 Plan provides that no person(s) may be granted, in any fiscal year of the Company, options or stock appreciation rights to purchase more than 34 million shares of Common Stock, or performance shares, restricted stock units or restricted stock subject to stock purchase rights to more than 10 million shares of Common Stock.

        SHARES AVAILABLE FOR ISSUANCE.    Upon approval of the proposed amendment by shareholders, a total of 145 million shares of Common Stock will be available for issuance under the 2003 Plan. Any shares subject to options or stock appreciation rights shall be counted against the shares available for issuance as one share for every share subject thereto. Any shares subject to stock purchase rights, restricted stock units or performance shares with a per share purchase price lower than 100% of fair market value on the date of grant shall be counted against the shares available for issuance as two shares for every one share subject thereto. To the extent that a share that was subject to an award that counted as two shares against the 2003 Plan reserve pursuant is recycled back into the 2003 Plan, the 2003 Plan shall be credited with two shares. If an award expires or becomes unexercisable without having been exercised in full, or, with respect to restricted stock acquired under a stock purchase right, performance shares or restricted stock units, is forfeited to or repurchased by the Company, the unpurchased shares (or for awards other than options and stock appreciation rights, the forfeited or repurchased shares) which were subject thereto shall become available for future grant or sale under the 2003 Plan. With respect to stock appreciation rights, when a stock settled SAR is exercised, the shares subject to a SAR grant agreement shall be counted against the Shares available for issuance as one share for every share subject thereto, regardless of the number of shares used to settle the SAR upon exercise. Shares that have actually been issued under the 2003 Plan under any award shall not be returned to the 2003 Plan and shall not become available for future distribution under the 2003 Plan; provided, however, that if shares of restricted stock acquired pursuant to a stock purchase right, performance shares or restricted stock units are repurchased by the Company at their original purchase price or are forfeited to the Company, such shares shall become available for future grant under the 2003 Plan. Shares used to pay the exercise price of an option or stock purchase right shall not become available for future grant or sale under the 2003 Plan. Shares used to satisfy tax withholding obligations shall not become available for future grant or sale under the 2003 Plan. To the extent a 2003 Plan award is paid out in cash rather than stock, such cash payment shall not reduce the number of shares available for issuance under the 2003 Plan. Any payout of dividend equivalents, because they are payable only in cash, shall not reduce the number of shares available for issuance under the 2003 Plan. Conversely, any forfeiture of dividend equivalents shall not increase the number of shares available for issuance under the 2003 Plan.

        ADMINISTRATION.    The Plan may generally be administered by the Board or a Committee appointed by the Board (as applicable, the "Administrator").

        TERMS AND CONDITIONS OF OPTIONS.    Each option is evidenced by a stock option agreement between the Company and the optionee, and is subject to the following additional terms and conditions:

        EXERCISE PRICE.    The Administrator determines the exercise price of options at the time the options are granted. The exercise price of an option may not be less than 100% of the fair market value of the Common Stock on the date such option is granted; provided, however, the exercise price of an incentive stock option granted to a 10% shareholder may not be less than 110% of the fair market value of the Common Stock on the date such option is granted. The fair market value of the Common Stock is generally determined with reference to the closing sale price for the Common Stock (or the closing bid if no sales were reported) on the date the option is granted.

        EXERCISE OF OPTION; FORM OF CONSIDERATION.    The Administrator determines when options become exercisable, and may in its discretion, accelerate the vesting of any outstanding option. Stock options granted under the 2003 Plan generally vest and become exercisable over a four year period. The 2003 Plan permits payment to be made by cash, check, promissory note, other shares of Common Stock of the Company, cashless exercises, a reduction in the amount of any Company liability to the optionee, any other form of consideration permitted by applicable law, or any combination thereof.

        TERM OF OPTION.    Currently, options granted under the 2003 Plan expire seven years from the date of grant. However, the 2003 Plan allows an option to be granted with a term determined by the Administrator. The term of an incentive stock option may be no more than seven (7) years from the date of grant; provided that in the case of an incentive stock option granted to a 10% shareholder, the term of the option may be no more than five (5) years from the date of grant. No option may be exercised after the expiration of its term.

        TERMINATION OF EMPLOYMENT.    If the optionee's employment or status as Chairman terminates for any reason other than death or unless the Administrator otherwise approves, then options may be exercised no later than 90 days after such termination and may be exercised only to the extent the option was exercisable on the termination date. Special provisions apply in the case of death of the optionee.

        DEATH.    If an optionee ceases to be an employee or Chairman as a result of his or her death, then all options held by such optionee under the 2003 Plan may be exercised within six months after death, or such other period up to twelve months as may be provided in the option agreement, but only to the extent the options would have been exercisable within six months after the date of death.

        OTHER PROVISIONS.    The stock option agreement may contain other terms, provisions and conditions not inconsistent with the 2003 Plan as may be determined by the Administrator.

        STOCK APPRECIATION RIGHTS.    The Administrator is authorized to grant stock appreciation rights in connection with all or any part of an option granted under the 2003 Plan, either concurrently with the grant of the option or at any time thereafter, and to grant stock appreciation rights independently of options. A stock appreciation right granted in connection with an option is exercisable only when and to the extent that the underlying option is exercisable, and expires no later than the date on which the underlying option expires. Independent stock appreciation rights are exercisable in whole or in part at such times as the Administrator specifies in the grant or agreement. However, the term of an independent stock appreciation right may be no more than seven (7) years from the date of grant.

        The Company's obligations arising upon the exercise of a stock appreciation right may be paid in cash or Common Stock, or any combination of the same, as the Administrator may determine. Shares issued upon the exercise of a stock appreciation right are valued at their fair market value as of the date of exercise.

        VESTING OF CERTAIN AWARDS.    Shares of restricted stock subject to stock purchase rights, performance shares or restricted stock units that vest solely based on continuing as an employee or chairman will vest in full no earlier (except if accelerated pursuant to a change of control or similar transaction) than the three year anniversary of the grant date. If vesting is based on factors other than solely on continued employment or Chairmanship, they will vest in full no earlier than the one (1) year anniversary of the grant date (except if accelerated pursuant to a change of control or similar transaction).

        STOCK PURCHASE RIGHTS.    The Administrator is authorized to grant stock purchase rights under the 2003 Plan, either concurrently with a grant of options or stock appreciation rights and/or cash awards made outside of the 2003 Plan or at any time thereafter, and to grant stock purchase rights independently of other awards. In the case of stock purchase rights, unless the Administrator determines otherwise, the agreement shall grant the Company a repurchase option on any restricted stock purchased thereunder exercisable upon the voluntary or involuntary termination of the purchaser's employment with the Company for any reason (including death or disability). The purchase price for shares repurchased pursuant to the agreement shall be the original price paid by the purchaser and may be paid by cancellation of any indebtedness of the purchaser to the Company. Subject to the vesting limitations above, the repurchase option shall lapse at a rate determined by the Administrator.

        RESTRICTED STOCK UNITS.    Restricted stock units are awards that obligate the Company to deliver Common Stock shares to the participant as specified on each vesting date. Subject to the annual share limit and vesting limitations set forth above, the Administrator has complete discretion to determine (i) the number of shares subject to a restricted stock unit award granted to any participant and (ii) the conditions for grant or for vesting that must be satisfied, which typically will be based principally or solely on continued provision of services but may include a performance-based component. Until the shares are issued, no right to vote or receive dividends or any other rights as a stockholder shall exist with respect to the underlying shares, unless a dividend equivalent has been issued in tandem with the restricted stock unit.

        PERFORMANCE SHARES.    Performance shares are also awards that obligate the Company to deliver Common Stock shares to the participant as specified on each vesting date. Performance shares may be granted to employees and Chairman at any time and from time to time as shall be determined at the discretion of the Administrator. Subject to the annual share limit and vesting limitations set forth above, the Administrator shall have complete discretion to determine (i) the number of shares of common stock subject to a performance share award granted to any service provider and (ii) the conditions that must be satisfied for grant or for vesting, which typically will be based principally or solely on achievement of performance milestones but may include a service-based component.

        DIVIDEND EQUIVALENTS.    A dividend equivalent is a credit, payable in cash, awarded at the discretion of the Administrator, to the account of a participant in an amount equal to the cash dividends paid on one share for each share represented by an award.

        CODE SECTION 162(m) PERFORMANCE GOALS.    The 2003 Plan is designed to permit the Company to issue awards that qualify as performance-based under Section 162(m) of the Code. Thus, the Administrator may make performance goals applicable to a participant with respect to an award. At the Administrator's discretion, one or more of the following performance goals may apply: annual revenue, cash position, earnings per share, net income, operating cash flow, operating income, return on assets, return on equity, return on sales, total stockholder return, and individual performance objectives. The Administrator shall appropriately adjust any evaluation of performance under a performance goal to exclude any extraordinary non-recurring items as described in Accounting Principles Board Opinion No. 30 and/or in management's discussion and analysis of financial conditions and results of operations appearing in the Company's annual report to shareholders for the applicable year, or the effect of any changes in accounting principles affecting the Company's or a business units' reported results.

        NO REPRICING.    The 2003 Plan prohibits option, stock appreciation right or stock purchase right repricings including 6-months-plus-1-day exchange programs, unless shareholder approval is obtained.

        NONTRANSFERABILITY OF AWARDS.    Unless determined otherwise by the Administrator, an award granted under the 2003 Plan is not transferable other than by will or the laws of descent and distribution or pursuant to a qualified domestic relations order, and may be exercised during the optionee's lifetime only by the optionee, or in the event of death, by the optionee's estate or by a person who acquires the right to exercise the award.

        ADJUSTMENTS UPON CHANGES IN CAPITALIZATION.    In the event that the stock of the Company changes by reason of any stock split, reverse stock split, stock dividend, combination, reclassification or other similar change in the capital structure of the Company effected without the receipt of consideration, appropriate adjustments shall be made in the number and class of shares of stock subject to the 2003 Plan, the number and class of shares of award outstanding under the 2003 Plan, the fiscal year limits on the number of awards that any person may receive and the exercise price of any outstanding option, stock appreciation right or stock purchase right.

        In the event of a liquidation or dissolution, any unexercised options, stock appreciation rights or stock purchase rights will terminate immediately prior to the consummation of such proposed action, unless otherwise provided by the Administrator. The Administrator may, in its discretion, provide that each optionee shall have the right to exercise all of the optionee's options, stock appreciation rights, stock purchase rights as to all or any part of the optioned stock, stock appreciation right or stock purchase right, including those shares not otherwise exercisable. In addition, the Administrator may provide that any Company repurchase option or forfeiture rights applicable to any award shall lapse 100%, and that any award vesting shall accelerate 100%, provided the proposed dissolution or liquidation takes place at the time and in the manner contemplated.

        CHANGE IN CONTROL.    In the event of a "change in control" of the Company (as defined below), all options, stock appreciation rights, stock purchase rights, performance shares, restricted stock units and dividend equivalents outstanding under the 2003 Plan as of the date on which such change in control occurs will, unless otherwise determined by the Administrator, become fully exercisable and/or vested and the value of all outstanding options, stock appreciation rights, stock purchase rights, performance shares, restricted stock units and dividend equivalents will be cashed out. The cash-out price will be the difference between the exercise price and the defined "change in control price."

        A "change in control" is defined as (i) the acquisition by any person of 50% or more of the combined voting power of the Company's outstanding securities, or (ii) the occurrence of a transaction requiring shareholder approval and involving the sale of all or substantially all the assets of the Company or the merger of the Company with or into another corporation (other than pursuant to a reincorporation in another jurisdiction). The "change in control price" is determined by the Administrator and may be either (x) the highest closing price of Common Stock as reported in the public market during the 60-calendar-day period immediately preceding the date of determination of the change in control price or (y) the highest price paid or offered (as determined by the Administrator) in any bona fide transaction or offer related to the change in control of the Company during the 60-calendar-day period preceding the date of determination of the change in control price.

        Unless determined otherwise by the Administrator, in the event of a sale of all or substantially all the assets of the Company or the merger of the Company with or into another corporation in a transaction in which awards outstanding under the 2003 Plan are not accelerated and cashed out as provided above, each outstanding award will be assumed or an equivalent award will be substituted by the successor corporation in the transaction or by a parent or subsidiary of such successor corporation. However, if the acquirer refuses to assume or substitute an award, then the participant shall have the right to exercise or vest in the award as to 100% of the shares subject thereto, including shares that would not otherwise be exercisable or vested. If an option, stock appreciation right or stock purchase right becomes fully exercisable in lieu of assumption or substitution in the event of a merger or sale of assets, then the Company shall notify the participant that the award will be fully exercisable for a period of 30 days from the date of such notice, and the option, stock appreciation right or stock purchase right will terminate upon the expiration of such period.

        AMENDMENT AND TERMINATION OF THE 2003 PLAN.    The Board may amend, alter, suspend or terminate the 2003 Plan, or any part thereof, at any time and for any reason. However, the Company shall obtain shareholder approval for any amendment to the 2003 Plan to the extent necessary to comply with Section 162(m) and Section 422 of the Code, or any similar rule or statute. No such action by the Board or shareholders may alter or impair any award previously granted under the 2003 Plan without the written consent of the optionee.

        STOCK PRICE.    On March 1, 2005, the closing price of the Common Stock as quoted on the NASDAQ National Market was $44.50.

FEDERAL INCOME TAX CONSEQUENCES

        INCENTIVE STOCK OPTIONS.    An optionee who is granted an incentive stock option does not recognize taxable income at the time the option is granted or upon its exercise, although the exercise may subject the optionee to the alternative minimum tax. Upon an optionee's sale of the shares (assuming that the sale occurs at least two years after grant of the option and at least one year after exercise of the option), any gain will be taxed to the optionee as long-term capital gain. If the optionee disposes of the shares prior to the expiration of the above holding periods, then the optionee will recognize ordinary income in an amount generally measured as the difference between the exercise price and the lower of the fair market value of the shares at the exercise date or the sale price of the shares. Any gain or loss recognized on such premature sale of the shares in excess of the amount treated as ordinary income will be characterized as capital gain or loss.

        NONSTATUTORY STOCK OPTIONS.    An optionee does not recognize any taxable income at the time he or she is granted a nonstatutory stock option. Upon exercise, the optionee recognizes taxable income generally measured by the excess of the then fair market value of the shares over the exercise price. Upon a disposition of such shares by the optionee, any difference between the sale price and the optionee's exercise price, to the extent not recognized as taxable income as provided above, is treated as long-term or short-term capital gain or loss, depending on the holding period.

        STOCK PURCHASE RIGHTS.    Stock purchase rights will generally be taxed in the same manner as nonstatutory stock options. However, restricted stock is generally purchased upon the exercise of a stock purchase right. If at the time of purchase, restricted stock is subject to a "substantial risk of forfeiture" within the meaning of Section 83 of the Code, the purchaser will not recognize ordinary income at the time of purchase. Instead, the purchaser will recognize ordinary income on the dates when a stock ceases to be subject to a substantial risk of forfeiture. At such times, the purchaser will recognize ordinary income measured as the difference between the purchase price and the fair market value of the stock on the date the stock is no longer subject to a substantial risk of forfeiture.

        The purchaser may accelerate to the date of purchase his or her recognition of ordinary income, if any, and the beginning of any capital gain holding period by timely filing an election pursuant to Section 83(b) of the Code. In such event, the ordinary income recognized, if any, is measured as the difference between the purchase price and the fair market value of the stock on the date of purchase, and the capital gain holding period commences on such date. The ordinary income recognized by a purchaser who is an employee will be subject to tax withholding by the Company.

        STOCK APPRECIATION RIGHTS.    No income will be recognized by a recipient in connection with the grant of a stock appreciation right. When the stock appreciation right is exercised, the recipient will generally be required to include as taxable ordinary income in the year of exercise an amount equal to the sum of the amount of cash received and the fair market value of any Common Stock received upon the exercise.

        RESTRICTED STOCK UNITS AND PERFORMANCE SHARES.    A participant will not have taxable income upon grant (unless, with respect to restricted stock, he or she elects to be taxed at that time). Instead, he or she will recognize ordinary income at the time of vesting equal to the fair market value (on the vesting date) of the vested shares or cash received minus any amount paid for the shares.

        DIVIDEND EQUIVALENTS.    A participant will recognize taxable income upon the payout of a dividend equivalent.

        COMPANY TAX DEDUCTION.    The Company generally will be entitled to a tax deduction in connection with an award under the 2003 Plan in an amount equal to the ordinary income realized by a participant and at the time the participant recognizes such income (for example, the exercise of a nonqualified stock option). Special rules limit the deductibility of compensation paid to the Chief Executive Officer and to each of the four most highly compensated executive officers. Under Section 162(m) of the Code, the annual compensation paid to any of these specified executives will be deductible only to the extent that it does not exceed $1,000,000. However, the Company can preserve the deductibility of certain compensation in excess of $1,000,000 if the conditions of Section 162(m) are met with respect to awards. These conditions include shareholder approval of the performance goals under the 2003 Plan, setting individual annual limits on each type of award, and certain other requirements. The 2003 Plan as amended by this proposal, has been designed to permit the committee to grant certain awards that qualify as performance-based for purposes of satisfying the conditions of Section 162(m), thereby permitting the Company to receive a federal income tax deduction in connection with such awards.

        THE FOREGOING IS ONLY A SUMMARY OF THE EFFECT OF FEDERAL INCOME TAXATION UPON PARTICIPANTS AND THE COMPANY UNDER THE 2003 PLAN. IT DOES NOT PURPORT TO BE COMPLETE, AND DOES NOT DISCUSS THE TAX CONSEQUENCES OF THE EMPLOYEE'S DEATH OR THE PROVISIONS OF THE INCOME TAX LAWS OF ANY MUNICIPALITY, STATE OR FOREIGN COUNTRY IN WHICH THE EMPLOYEE MAY RESIDE.

ACCOUNTING TREATMENT

        Currently, employee option awards at or above fair market value on the grant date typically do not result in any direct charge to the Company's reported earnings. However, the fair market value of these awards is required to be disclosed in the notes to the Company's financial statements. The Company must also disclose, in the notes to the financial statements, the pro forma impact these awards would have on the Company's reported earnings and earnings per share if the fair value of the awards at the time of grant was treated as a compensation expense.

        Currently, employee awards with purchase prices below fair market value on the grant date result in a direct compensation expense that is typically equal to the "spread", i.e. the difference between the purchase price and the fair market value on the grant date. Typically, this expense is amortized over the award's vesting period.

        The Financial Accounting Standards Board will require mandatory expensing for equity awards for fiscal quarters commencing after June 15, 2005. Accordingly, beginning in the Company's fourth fiscal quarter of 2005, the Company will recognize compensation expense for all unvested awards as the requisite service is rendered.

Equity Plan Information

        The following table sets forth certain information, as of January 31, 2005, concerning shares of common stock authorized for issuance under all of the Company's equity compensation plans. As of the table date, there were a total of 77,507,958 options outstanding under the Company's equity compensation plans with a weighted average exercise price of $11.428 and a weighted average remaining term of 5.87 years. The Company has only two active plans, the 1997 Director Stock Option Plan and the 2003 Employee Stock Option Plan. Both plans have been approved by shareholders. Outstanding options that are forfeited or cancelled under the two active plans will be available for future grant. No additional awards may be granted under plans that have been terminated. The share numbers have been adjusted to reflect the Company's two-for-one stock split in February 2005.

Plan	Number of Outstanding Options	Number of Options/Shares Available for Grant
2003 Employee Stock Option Plan	33,440,396	21,577,894
1997 Director Stock Option Plan	700,000	480,000
1997 Employee Stock Option Plan	42,054,288	0
1990 Stock Option Plan	1,207,758	0
NeXT Computer Stock Option Plan	105,516	0

        In addition to the options listed above, there are 14,830,000 restricted shares and restricted stock units outstanding with a weighted average term of 1.79 years.

  PARTICIPATION IN THE 2003 PLAN

        None of the Named Executive Officers received a stock option grant during fiscal year 2004.

PROPOSAL NO. 4
APPROVAL OF AN AMENDMENT
TO THE EMPLOYEE STOCK PURCHASE PLAN

        The shareholders are being asked to approve an amendment to the Company's Employee Stock Purchase Plan (the "Purchase Plan") to increase the number of shares reserved for issuance thereunder by 2 million bringing the total number of shares of Common Stock reserved for issuance under the Purchase Plan to 70 million shares. The Purchase Plan, and all previous amendments have been approved by shareholders.

        In February, 2005, the Board of Directors approved the amendment to increase the number of shares authorized under the Purchase Plan by 2 million shares, subject to shareholder approval. The proposed share increase is expected to fund the Purchase Plan until the 2006 annual meeting of shareholders.

        The Company adopted the Purchase Plan so that it could offer employees an opportunity to participate in the ownership of the Company by purchasing shares of Common Stock at a discounted price through payroll deductions, and to provide an incentive for continued employment. We are asking the shareholders to approve the increase in the number of shares available under the Purchase Plan so that we can continue to provide this benefit to new and current employees.

Vote Required

        The affirmative vote of (i) a majority of the shares "represented and voting" and (ii) a majority of the Quorum will be required to approve this Proposal.

Recommendation

        The Board has unanimously approved the amendment to the Purchase Plan and recommends that the shareholders vote for the amendment.

Description of the Purchase Plan

        PURPOSE.    The purpose of the Purchase Plan is to provide employees (including executive officers) of the Company and its subsidiaries with an opportunity to purchase Common Stock through payroll deductions.

        ADMINISTRATION.    The Purchase Plan provides that it will be administered by a committee appointed by the Board of Directors. It is currently being administered by the Compensation Committee.

        ELIGIBILITY AND PARTICIPATION.    Any employee who is employed for at least 20 hours per week and more than five months per calendar year by the Company or any of its subsidiaries is eligible to participate in the Purchase Plan, provided that such employee is so employed on the date his or her participation in the plan is effective and subject to limitations imposed by Section 423(b) of the Internal Revenue Code and limitations on stock ownership described in the Purchase Plan. Eligible employees become participants in the Purchase Plan by delivering to the Company's payroll department, prior to the commencement of the applicable offering period, an enrollment agreement authorizing payroll deductions.

        OFFERING DATES.    The Purchase Plan is generally implemented by one offering during each six-month period of the plan. Offering periods normally commence in January and July of each year. The Board has the power to alter the duration of the offering periods without shareholder approval.

        PURCHASE PRICE.    The purchase price at which shares will be sold in an offering under the Purchase Plan is 85% of the lower of the fair market value of Common Stock (i) on the date of commencement of the six-month offering period or (ii) on the last day of the offering period. The fair market value of Common Stock is the closing price as reported on the NASDAQ National Market for that date.

        PAYROLL DEDUCTIONS.    The purchase price of the shares to be acquired under the Purchase Plan is accumulated by payroll deductions over the offering period. The rate of deductions may not exceed 10% of an individual participant's compensation, and the aggregate of all payroll deductions during the offering period may not exceed 10% of the participant's aggregate compensation for the offering period. A participant may discontinue his or her participation in the Purchase Plan or may decrease, but not increase, the rate of payroll deductions at any time during the offering period by filing with the Company a new authorization for payroll deductions.

        All payroll deductions made for a participant are credited to his or her account under the Purchase Plan and are deposited with the general funds of the Company to be used for any corporate purpose. The amount by which an employee's payroll deductions exceed the amount required to purchase the shares subject to option will be refunded to the employee with no interest thereon. Amounts attributable to fractional share interests are rolled over into the next offering period.

        GRANT AND EXERCISE OF OPTION.    At the beginning of an offering period, each participant is granted an option to purchase up to that number of shares equal to the participant's accumulated payroll deductions for the offering period divided by 85% of the lower of the fair market value of a share of the Company's Common Stock at the beginning of the offering period or at the end of the offering period. The number of shares subject to the option may not exceed 200% of the number of shares determined by dividing 10% of the participant's semi-annual compensation as of the beginning of the offering period by 85% of the fair market value of the Common Stock as of the beginning of such period.

        The Compensation Committee has the right to impose an overall limit on the number of shares issued in any offering period. The Compensation Committee has currently set that limit at 1 million shares per offering period; however, the Compensation Committee may increase or decrease that limit in the future.

        Unless an employee withdraws his or her participation in the Purchase Plan, the maximum number of full shares that are purchasable with the accumulated payroll deductions in the employee's account will be purchased for such employee at the applicable purchase price. The shares purchased for the employee will be delivered to him or her as promptly as practicable after the end of the applicable offering period.

        If at the termination of any offering period the total number of shares then available under the Purchase Plan is not sufficient to enable purchase of the full amount of shares represented by the accumulated payroll deductions of subscribers to that offering period, the Company may select among the following options: (i) make a pro rata allocation of the shares remaining available; (ii) terminate the offering period without issuance of any shares; or (iii) obtain shareholder approval of an increase in the number of shares authorized under the Purchase Plan such that the full amount of shares subscribed for could be issued. The Company may delay deciding which of the three choices listed above to effect, and may accordingly delay issuances of any shares under the Purchase Plan, for such time as is necessary to attempt to obtain shareholder approval of any increase in shares authorized under the Plan. In the event of an insufficiency of shares at the end of any offering period, the Company shall notify participants of the insufficiency and allow participants an opportunity to withdraw from the Purchase Plan between the end of the offering period and the time the Company notifies participants of its decision to effect the actions described in items (i), (ii) or (iii) above. In the event the Company determines to effect the actions described in items (i) or (ii) above, it shall promptly upon such determination return to each participant, without interest, all payroll deductions not applied towards the purchase of shares.

        Notwithstanding the foregoing, no employee is permitted to subscribe for shares under the Purchase Plan if immediately after the grant of the option the employee would own 5% or more of the total combined voting power or value of all classes of stock of the Company or of its majority-owned subsidiaries (including stock which may be purchased through subscriptions under the Purchase Plan or pursuant to any outstanding options), nor is any employee entitled to buy more than $25,000 worth of stock (determined based on the fair market value of the shares at the time the option is granted) under all employee stock purchase plans of the Company in any calendar year.

        WITHDRAWAL.    A participant in the Purchase Plan may terminate his or her interest in a given offering in whole, but not in part, by giving written notice to the Company of his or her election to withdraw at any time prior to the end of the applicable six-month offering period. Such withdrawal automatically terminates the participant's interest in that offering, but does not have any effect upon such participant's eligibility to participate in subsequent offerings under the Purchase Plan.

        TERMINATION OF EMPLOYMENT.    Termination of a participant's employment for any reason, including retirement or death, or the failure of a participant to remain in the continuous employ of the Company for at least 20 hours per week during the applicable offering period, cancels his or her participation in the Purchase Plan immediately.

        CAPITAL CHANGES.    In the event any change is made in the Company's capitalization during an offering period, such as a stock split or stock dividend on Common Stock, which results in an increase or decrease in the number of shares of Common Stock outstanding without receipt of consideration by the Company, appropriate adjustment will be made in the purchase price and in the number of shares subject to purchase under the Purchase Plan, as well as in the number of shares reserved for issuance under the Purchase Plan. The Board may also make provision for adjusting the number of shares subject to purchase under the Purchase Plan in the event of a merger, reorganization, rights offering or other similar increase or decrease in the number of shares of Common Stock outstanding.

        NON-ASSIGNABILITY.    No rights or accumulated payroll deductions of an employee under the Purchase Plan may be pledged, assigned, transferred or otherwise disposed of in any way for any reason other than death. Any attempt to do so may be treated by the Company as an election to withdraw from the Purchase Plan.

        AMENDMENT AND TERMINATION OF THE PLAN.    The Board of Directors of the Company may at any time amend or terminate the Purchase Plan, except that termination of the plan shall not affect options previously granted thereunder nor may any amendment make any change in an option granted prior thereto which adversely affects the rights of any participant. Approval of the shareholders of the Company is required for amendments to the Purchase Plan only to the extent that shareholder approval is required or desirable to comply with either (A) Rule 16b-3, promulgated under the 1934 Act ("Rule 16b-3"), as in effect at the time of the proposed amendment to the Purchase Plan, (B) the applicable Code sections and rules and regulations thereunder governing employee stock purchase plans, as in effect at the time of the proposed amendment or (C) other applicable laws, rules or regulations.

        STOCK PRICE.    On March 1, 2005, the closing price of the Common Stock as quoted on the NASDAQ National Market was $44.50.

        TAX INFORMATION.    The Purchase Plan and the right of participants to make purchases thereunder are intended to qualify as an "employee stock purchase plan" under the provisions of Sections 421 and 423 of the Code. Under these provisions, participants will not recognize income for federal income tax purposes either upon enrollment in the Purchase Plan or upon any purchase of stock thereunder. All tax consequences are deferred until a participant sells the stock acquired under the Purchase Plan, disposes of such stock by gift or dies.

        Upon disposition of the shares, the participant will be subject to tax and the amount of the tax will depend upon the holding period. If the shares are sold or disposed of (including by way of gift) more than two years after the first day of the offering period and more than one year after the last day of the offering period, the participant will recognize ordinary income at that time in an amount equal to the lesser of (l) the excess of the fair market value of the shares on the date of sale or disposition over their purchase price, or (2) 15% of the fair market value of the shares on the first day of the offering period; any further profit is taxable as capital gain. If the shares are sold and the sale price is less than the purchase price, the difference is treated as capital loss.

        If the shares are sold or disposed of (including by way of gift) before the expiration of the holding periods described above, the excess of the fair market value of the shares on the last day of the offering period over the purchase price will be treated as ordinary income to the participant. This excess will constitute ordinary income in the year of sale or other disposition even if there is no gain realized on the sale or gift. The balance of any gain or loss will be treated as long-term or short-term capital gain or loss depending on the holding period.

        The Company is entitled to deduct for federal income tax purposes the amount taxed as ordinary income to a participant to the extent that ordinary income must be reported when the participant disposes of shares before the expiration of the holding periods described above.

        THE FOREGOING IS ONLY A SUMMARY OF THE EFFECT OF FEDERAL INCOME TAXATION TO THE PARTICIPANT AND THE COMPANY WITH RESPECT TO SHARES PURCHASED UNDER THE PURCHASE PLAN. IN ADDITION, THE SUMMARY DOES NOT DISCUSS THE TAX CONSEQUENCES OF A PARTICIPANT'S DEATH OR THE PROVISIONS OF THE INCOME TAX LAWS OF ANY MUNICIPALITY, STATE OR FOREIGN COUNTRY IN WHICH A PARTICIPANT MAY RESIDE.

New Purchase Plan Benefits

        Since purchase rights are subject to discretion, including an employee's decision not to participate in the Purchase Plan, purchases of Common Stock under the Purchase Plan for the current fiscal year are not determinable. However, during the fiscal year ended September 25, 2004, three Named Executive Officers, Messrs. Cook, Johnson and Rubinstein, each purchased 2,362 shares at $8.99 per share and 776 shares at $8.10 per share. All executive officers as a group (10 persons) purchased 19,480 shares and all employees, excluding executive officers, as a group purchased 3,884,900 shares during the fiscal year ended September 25, 2004.

PROPOSAL NO. 5
RATIFICATION OF APPOINTMENT OF AUDITORS

        The Audit & Finance Committee of the Board of Directors has appointed KPMG LLP ("KPMG"), independent auditors, to audit the Company's consolidated financial statements for fiscal year 2005. KPMG served as the Company's independent auditors for fiscal year 2004. At the Annual Meeting, the shareholders are being asked to ratify the appointment of KPMG as the Company's independent auditors for fiscal year 2005. In the event of a negative vote on such ratification, the Audit & Finance Committee will reconsider its selection. Representatives of KPMG will be present at the Annual Meeting and will have the opportunity to respond to appropriate questions and to make a statement if they so desire.

Fees Paid To The Independent Auditors

        The following table sets forth the fees paid to the Company's independent auditor, KPMG LLP, during fiscal years 2004 and 2003.

Audit and Non-Audit Fees

	2004		2003
Audit Fees	$3,402,300	(1)	$3,028,000
Audit-Related Fees	57,000	(2)	144,600
Tax Fees	784,500	(3)	1,017,100
All Other Fees	—		—

Total	$4,243,800		$4,189,700

(1)
Audit fees relate to professional services rendered in connection with the audit of the Company's annual financial statements, quarterly review of financial statements included in the Company's Forms 10-Q, and audit services provided in connection with other statutory and regulatory filings.

(2)
Audit-related fees include professional services related to the audit of the Company's financial statements, consultation on accounting standards or transactions, and audits of employee benefit plans.

(3)
Tax fees include $667,600 for professional services rendered in connection with tax compliance and preparation relating to the Company's expatriate program, tax audits and international tax compliance; and $116,900 for tax consulting and planning services relating to interest computations and international tax changes. The Company does not engage KPMG to perform personal tax services for its executive officers.

        The Audit & Finance Committee of the Board of Directors has determined that the auditors' provision of non-audit services in 2004 is compatible with and does not impair the auditors' independence.

Policy on Audit Committee Pre-Approval of Audit and Non-Audit Services Performed by the Independent Auditors

        Prior to the enactment of the Sarbanes-Oxley Act of 2002 (the "Act"), the Company adopted an auditor independence policy that banned its auditors from performing non-financial consulting services, such as information technology consulting and internal audit services. This auditor policy also mandates that the audit and non-audit services and related budget be approved by the Audit Committee in advance, and that the Audit Committee be provided with quarterly reporting on actual spending. This policy also mandates that no auditor engagements for non-audit services may be entered into without the express approval of the Audit Committee.

        Subsequent to the enactment of the Act, the Audit Committee met with KPMG to further understand the provisions of that Act as it relates to auditor independence. KPMG rotated the lead audit partner for fiscal year 2005 and will rotate other partners as appropriate in compliance with the Act. The Audit Committee will continue to monitor the activities undertaken by KPMG to comply with the Act.

Vote Required

        The affirmative vote of (i) a majority of the shares "represented and voting" and (ii) a majority of the quorum will be required to approve this Proposal.

Recommendation

        The Board recommends that shareholders vote FOR ratification of the appointment of KPMG LLP as the Company's independent auditors.

PROPOSAL NO. 6
SHAREHOLDER PROPOSAL

        Sheet Metal Workers' National Pension Fund, Edward F. Carlough Plaza, 601 N. Fairfax Street, Suite 500, Alexandria, VA 22314, owner of approximately 12,050 shares of the Company's common stock, has submitted the following proposal:

Performance and Time-Based Restricted Shares Proposal

        Resolved:    That the shareholders of Apple Computer, Inc. ("Company") hereby request that the Board of Directors' Compensation Committee adopt a performance and time-based restricted share grant program for senior executives that includes the following features:

(1)
Operational Performance-Vesting Measures—The restricted share program should utilize justifiable operational performance criteria combined with challenging performance benchmarks for each criteria utilized. The performance criteria and associated performance benchmarks selected by the Compensation Committee should be clearly disclosed to shareholders.

(2)
Time-Based Vesting—A time-based vesting requirement of at least three years should also be a feature of the restricted shares program, so that operational performance and time-vesting requirements must be met in order for restricted shares to vest.

        The Board and Compensation Committee should implement this restricted share program in a manner that does not violate any existing employment agreement or equity compensation plan.

        Supporting Statement:    The Company's executive compensation program should include a long-term equity compensation component with clearly defined operational performance criteria and challenging performance benchmarks. We believe that performance and time-vesting restricted shares should be an important component of such a program. In our opinion, performance and time-based restricted shares provide an effective means to tie equity compensation to meaningful operational performance beyond stock price performance.

        A well-designed restricted share program can serve to help focus senior executives on achieving strong operational performance as measured over several years in areas determined by the Board to be important to the long-term success of the Company. The use of operational performance measures in a restricted share program can serve to complement the stock price performance measures common in senior executive equity compensation plans. In addition to operational performance requirements, time vesting requirements of at least three years will help reinforce the long-term performance orientation of the plan.

        Our proposal recognizes that the Compensation Committee is in the best position to determine the appropriate operational performance criteria and associated performance benchmarks. It is requested that detailed disclosure of the performance criteria be provided in the Compensation Committee Report. Further, clear disclosure should be provided on the performance benchmarks associated with each performance criteria to the extent this information can be provided without revealing proprietary information. This disclosure will enable shareholders to assess whether the long-term equity compensation portion of the executive compensation plan provides challenging performance targets for senior executives to meet.

        We believe that a performance and time-based restricted share program with the features described above offers senior executives the opportunity to acquire significant levels of equity compensation commensurate with their contributions to long-term corporate performance. We believe such a system best advances the long-term interests of our Company, its shareholders, employees and other important constituents. We urge shareholders to support this important executive compensation reform.

Board of Directors' Statement Opposing Shareholder Proposal

        The Board of Directors is aware of the critical need to have an independent process for determining executive compensation, as well as for maintaining an executive compensation program that is effective in supporting the Company's business objectives and is reasonable in relation to market practice among competing organizations. As a result, the Board's Compensation Committee (the "Committee") has made recent changes to the executive compensation program. The Board believes that the compensation program, including changes planned for 2005, is consistent with the underlying objectives of the shareholder proposal, but that the specifics of the proposal are not in the best interests of shareholders and recommends a vote "AGAINST" this proposal.

        It is the Committee's philosophy that a substantial portion of an executive's total compensation should be based on Company and individual performance. The Committee also believes that equity incentives and Company stock ownership are important in aligning the long-term interests of executives with those of committed, i.e., long-term, investors.

        In the past, executive compensation has been primarily in the form of base salary and stock options. There were generally no performance-based cash bonuses, as are common at other growth and technology companies, or outright stock grants. However, this historical executive compensation program structure is currently undergoing a major redesign with regard to the utilization of stock options, restricted stock units, and cash bonuses. The Committee believes this redesign will facilitate retention and recruiting of critical talent as the Company's business evolves rapidly.

        To illustrate the pace of business change, during the past few years the Company has significantly expanded its product offerings and distribution channels. Much of the Company's recent success is attributable to the popularity of the iPod, iTunes Music Store, and other music products which represented 19% of revenue in fiscal 2004 and 40% of revenue during the first quarter of 2005, but did not even exist in fiscal 2001. These products were designed, developed, and brought to market in a very short period of time and have significantly changed the Company's business.

        The Company's innovation-based strategy and rapid growth make setting precise multi-year goals to support performance-based long-term incentive compensation highly impractical. Meanwhile, success makes the Company's most senior executive team very attractive targets for competitors. Understanding this, the Compensation Committee decided to grant restricted stock units with four-year vesting periods rather than options to senior executives in 2004, with the objectives of providing direct ownership and strengthening longer-term employment retention. And, it is against this backdrop that the Committee is asking shareholders to approve the Performance Bonus Plan (Proposal No. 2) so that it may use performance-based compensation approaches as rewards for more predictable, shorter-term results. The Committee views these changes as being aligned with the reality of the Company's business strategy and culture of rapid innovation, which helps the Company maintain its competitive advantage.

        Lastly, the Committee believes that publicly disclosing the performance criteria and benchmarks associated with longer-term incentive compensation would be detrimental to shareholders as it would signal to our competitors future plans and expectations.

        The Company's Board is already being responsive to corporate-governance concerns related to executive compensation and is taking decisive steps to align the Company's program with the interests of long-term investors. The Board believes that it can be most effective in serving shareholders by maintaining the flexibility to respond to the fast-paced change of the Company's business strategy in particular, and the U.S. technology industry in general.

Recommendation

        The Board recommends a vote AGAINST the proposal entitled "Performance and Time-Based Restricted Shares Proposal."

OTHER MATTERS

        The Company knows of no other matters to be submitted to the shareholders at the Annual Meeting. If any other matters properly come before the shareholders at the Annual Meeting, it is the intention of the persons named on the enclosed proxy card to vote the shares they represent as the Board may recommend.

SHAREHOLDER PROPOSALS

        Shareholder proposals to be considered for inclusion in the proxy statement and form of proxy relating at such meeting must be received no later than November 15, 2005. In addition, the Company's bylaws provide for the timing and content of notice which shareholders must provide to the Company's Corporate Secretary at 1 Infinite Loop, Cupertino, CA 95014, for the nomination of directors or other proposals to be properly presented at a shareholder meeting. Pursuant to these provisions, notice of a nomination or proposal must be received by the Company not less than 60 days prior to the meeting; provided, however, that in the event that less than 70 days' notice or prior public disclosure of the date of the meeting is given to shareholders, notice must be received by the 10th business day following the day on which such notice of the date of the meeting was mailed or such public disclosure was made.

SHAREHOLDERS SHARING AN ADDRESS

        Shareholders sharing an address with another shareholder may receive only one set of proxy materials to that address unless they have provided contrary instructions. Any such shareholder who wishes to receive a separate set of proxy materials now or in the future may write or call the Company to request a separate copy of these materials from:

Investor Relations
1 Infinite Loop MS 301-4IR
Cupertino, CA 95014
(408) 974-3123

        Similarly, shareholders sharing an address with another shareholder who have received multiple copies of the Company's proxy materials may write or call the above address and phone number to request delivery of a single copy of these materials.

THE BOARD OF DIRECTORS

        Dated: March 14, 2005

Appendix A

APPLE COMPUTER, INC.

PERFORMANCE BONUS PLAN

1.
Purposes of the Plan. The Plan is intended to increase shareholder value and the success of the Company by motivating key executives (1) to perform to the best of their abilities, and (2) to achieve the Company's objectives. The Plan's goals are to be achieved by providing such executives with incentive awards based on the achievement of goals relating to the performance of the Company or upon the achievement of objectively determinable individual performance goals. The Plan is intended to permit the payment of bonuses that may qualify as performance-based compensation under Code section 162(m).

2.
Definitions.

          a)    "Annual Revenue" means the Company's or a business unit's net sales for the Fiscal Year, determined in accordance with generally accepted accounting principles.

          (b)   "Award" means, with respect to each Participant, the award determined pursuant to Section 8(a) below for a Performance Period. Each Award is determined by a Payout Formula for a Performance Period, subject to the Committee's authority under Section 8(a) to eliminate or reduce the Award otherwise payable.

          (c)   "Base Salary" means as to any Performance Period, the Participant's annualized salary rate on the last day of the Performance Period. Such Base Salary shall be before both (a) deductions for taxes or benefits, and (b) deferrals of compensation pursuant to Company-sponsored plans.

          (d)   "Board" means the Board of Directors of the Company.

          (e)   "Cash Position" means the Company's level of cash and cash equivalents.

          (f)    "Code" means the Internal Revenue Code of 1986, as amended.

          (g)   "Committee" means the Compensation Committee of the Board, or a sub-committee of the Compensation Committee, which shall, with respect to payments hereunder intended to qualify as performance-based compensation under Code Section 162(m), consist solely of two or more members of the Board who are not employees of the Company and who otherwise qualify as "outside directors" within the meaning of Section 162(m).

          (h)   "Company" means Apple Computer, Inc. or any of its subsidiaries (as such term is defined in Code Section 424(f)).

          (i)    "Determination Date" means the latest possible date that will not jeopardize a Target Award or Award's qualification as Performance-Based Compensation.

          (j)    "Earnings Per Share" means as to any Fiscal Year, the Company's or a business unit's Net Income, divided by a weighted average number of common shares outstanding and dilutive common equivalent shares deemed outstanding, determined in accordance with generally accepted accounting principles.

          (k)   "Fiscal Year" means a fiscal year of the Company.

          (l)    "Individual Performance Objective" means any individual Company business-related objective that is objectively determinable within the meaning of Code Section 162(m) and the Treasury Regulations promulgated thereunder. Individual Performance Objectives shall include, but not be limited to, improvement in customer satisfaction, opening of additional retail stores, and similar objectively determinable performance objectives related to the Participant's job responsibilities with the Company.

          (m)  "Maximum Award" means as to any Participant for any Performance Period, $5 million.

          (n)   "Net Income" means as to any Fiscal Year, the income after taxes of the Company for the Fiscal Year determined in accordance with generally accepted accounting principles.

          (o)   "Operating Cash Flow" means the Company's or a business unit's sum of Net Income plus depreciation and amortization less capital expenditures plus changes in working capital comprised of accounts receivable, inventories, other current assets, trade accounts payable, accrued expenses, product warranty, advance payments from customers and long-term accrued expenses, determined in accordance with generally acceptable accounting principles.

          (p)   "Operating Income" means the Company's or a business unit's income from operations determined in accordance with generally accepted accounting principles.

          (q)   "Participant" means an eligible executive or key employee of the Company participating in the Plan for a Performance Period.

          (r)   "Payout Formula" means as to any Performance Period, the formula or payout matrix established by the Committee pursuant to Section 7 in order to determine the Awards (if any) to be paid to Participants. The formula or matrix may differ from Participant to Participant.

          (s)   "Performance-Based Compensation" means compensation that is intended to qualify as "performance-based compensation" within the meaning of Section 162(m).

          (t)    "Performance Goals" means the goal(s) (or combined goal(s)) determined by the Committee (in its discretion) to be applicable to a Participant with respect to an Award. As determined by the Committee, the Performance Goals applicable to an Award may provide for a targeted level or levels of achievement using one or more of the following measures: (a) Annual Revenue, (b) Cash Position, (c) Earnings Per Share, (d) Net Income, (e) Operating Cash Flow, (f) Operating Income, (g) Return on Assets, (h) Return on Equity, (i) Return on Sales, (j) Total Stockholder Return, and (k) Individual Performance Objectives. The Performance Goals may differ from Participant to Participant and from Award to Award. The Committee shall appropriately adjust any evaluation of performance under a Performance Goal to exclude (i) any extraordinary non-recurring items as described in Accounting Principles Board Opinion No. 30 and/or in management's discussion and analysis of financial conditions and results of operations appearing in the Company's annual report to shareholders for the applicable year, or (ii) the effect of any changes in accounting principles affecting the Company's or a business units' reported results.

          (u)   "Performance Period" means any Fiscal Year or such other period longer than a Fiscal Year but not in excess of three Fiscal Years, as determined by the Committee in its sole discretion.

          (v)   "Plan" means this Performance Bonus Plan.

          (w)  "Plan Year" means the Company's fiscal year.

          (x)   "Return on Assets" means the percentage equal to the Company's or a business unit's Operating Income before incentive compensation, divided by average net Company or business unit, as applicable, assets, determined in accordance with generally accepted accounting principles.

          (y)   "Return on Equity" means the percentage equal to the Company's Net Income divided by average shareholder's equity, determined in accordance with generally accepted accounting principles.

          (z)   "Return on Sales" means the percentage equal to the Company's or a business unit's Operating Income before incentive compensation, divided by the Company's or the business unit's, as applicable, revenue, determined in accordance with generally accepted accounting principles.

          (aa) "Section 162(m)" means Section 162(m) of the Code, or any successor to Section 162(m), as that Section may be interpreted from time to time by the Internal Revenue Service, whether by regulation, notice or otherwise.

          (bb) "Target Award" means the target award payable under the Plan to a Participant for the Performance Period, expressed as a percentage of his or her Base Salary or a specific dollar amount, as determined by the Committee in accordance with Section 6.

          (cc) "Total Stockholder Return" means the total return (change in share price plus reinvestment of any dividends) of a share of the Company's common stock.

3.
Plan Administration.

          (a)   The Committee shall be responsible for the general administration and interpretation of the Plan and for carrying out its provisions. Subject to the requirements for qualifying compensation as Performance-Based Compensation, the Committee may delegate specific administrative tasks to Company employees or others as appropriate for proper administration of the Plan. Subject to the limitations on Committee discretion imposed under Section 162(m), the Committee shall have such powers as may be necessary to discharge its duties hereunder, including, but not by way of limitation, the following powers and duties, but subject to the terms of the Plan:

            (i)    discretionary authority to construe and interpret the terms of the Plan, and to determine eligibility, Awards and the amount, manner and time of payment of any Awards hereunder;

            (ii)   to prescribe forms and procedures for purposes of Plan participation and distribution of Awards; and

            (iii)  to adopt rules, regulations and bylaws and to take such actions as it deems necessary or desirable for the proper administration of the Plan.

          (b)   Any rule or decision by the Committee that is not inconsistent with the provisions of the Plan shall be conclusive and binding on all persons, and shall be given the maximum deference permitted by law.

4.
Eligibility. The employees eligible to participate in the Plan for a given Performance Period shall be executive officers and other key employees of the Company who are designated by the Committee in its sole discretion. No person shall be automatically entitled to participate in the Plan.

5.
Performance Goal Determination. The Committee, in its sole discretion, shall establish the Performance Goals for each Participant for the Performance Period. Such Performance Goals shall be set forth in writing prior to the Determination Date.

6.
Target Award Determination. The Committee, in its sole discretion, shall establish a Target Award for each Participant. Each Participant's Target Award shall be determined by the Committee in its sole discretion, and each Target Award shall be set forth in writing prior to the Determination Date.

7.
Determination of Payout Formula or Formulae. On or prior to the Determination Date, the Committee, in its sole discretion, shall establish a Payout Formula or Formulae for purposes of determining the Award (if any) payable to each Participant. Each Payout Formula shall (a) be set forth in writing prior to the Determination Date, (b) be based on a comparison of actual performance to the Performance Goals, (c) provide for the payment of a Participant's Target Award if the Performance Goals for the Performance Period are achieved, and (d) provide for an Award greater than or less than the Participant's Target Award, depending upon the extent to which actual performance exceeds or falls below the Performance Goals. Notwithstanding the preceding, in no event shall a Participant's Award for any Performance Period exceed the Maximum Award.

8.
Determination of Awards; Award Payment.

          (a)   Determination and Certification. After the end of each Performance Period, the Committee shall certify in writing (which may be by approval of the minutes in which the certification was made) the extent to which the Performance Goals applicable to each Participant for the Performance Period were achieved or exceeded. The Award for each Participant shall be determined by applying the Payout Formula to the level of actual performance that has been certified by the Committee. Notwithstanding any contrary provision of the Plan, the Committee, in its sole discretion, may eliminate or reduce the Award payable to any Participant below that which otherwise would be payable under the Payout Formula.

          (b)   Right to Receive Payment. Each Award under the Plan shall be paid solely from the general assets of the Company. Nothing in this Plan shall be construed to create a trust or to establish or evidence any Participant's claim of any right to payment of an Award other than as an unsecured general creditor with respect to any payment to which he or she may be entitled.

          (c)   Form of Distributions. The Company shall distribute all Awards to the Participant in cash.

          (d)   Timing of Distributions. Subject to Section 8(e) below, the Company shall distribute amounts payable to Participants as soon as is practicable following the determination and written certification of the Award for a Performance Period, but in no event later than 90 days after the end of the applicable Performance Period.

          (e)   Deferral. The Committee may defer payment of Awards, or any portion thereof, to Covered Employees as the Committee, in its discretion, determines to be necessary or desirable to preserve the deductibility of such amounts under Section 162(m). In addition, the Committee, in its sole discretion, may permit a Participant to defer receipt of the payment of cash that would otherwise be delivered to a Participant under the Plan. Any such deferral elections shall be subject to such rules and procedures as shall be determined by the Committee in its sole discretion.

9.
Term of Plan. The Plan shall first apply to the Company's 2005 Plan Year. The Plan shall terminate with respect to the 2005 Plan Year and all subsequent Plan Years unless it is approved at the 2005 annual meeting of the Company's shareholders. Once approved by the Company's shareholders, the Plan shall continue until terminated under Section 10 of the Plan.

10.
Amendment and Termination of the Plan. The Committee may amend, modify, suspend or terminate the Plan, in whole or in part, at any time, including the adoption of amendments deemed necessary or desirable to correct any defect or to supply omitted data or to reconcile any inconsistency in the Plan or in any Award granted hereunder; provided, however, that no amendment, alteration, suspension or discontinuation shall be made which would (i) impair any payments to Participants made prior to such amendment, modification, suspension or termination, unless the Committee has made a determination that such amendment or modification is in the best interests of all persons to whom Awards have theretofore been granted; provided further, however, that in no event may such an amendment or modification result in an increase in the amount of compensation payable pursuant to such Award or (ii) cause compensation that is, or may become, payable hereunder to fail to qualify as Performance-Based Compensation. To the extent necessary or advisable under applicable law, including Section 162(m), Plan amendments shall be subject to shareholder approval. At no time before the actual distribution of funds to Participants under the Plan shall any Participant accrue any vested interest or right whatsoever under the Plan except as otherwise stated in this Plan.

11.
Withholding. Distributions pursuant to this Plan shall be subject to all applicable federal and state tax and withholding requirements.

12.
At-Will Employment. No statement in this Plan should be construed to grant any employee an employment contract of fixed duration or any other contractual rights, nor should this Plan be interpreted as creating an implied or an expressed contract of employment or any other contractual rights between the Company and its employees. The employment relationship between the Company and its employees is terminable at-will. This means that an employee or the Company may terminate the employment relationship at any time and for any reason or no reason.

13.
Successors. All obligations of the Company under the Plan, with respect to awards granted hereunder, shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business or assets of the Company.

14.
Indemnification. Each person who is or shall have been a member of the Committee, or of the Board, shall be indemnified and held harmless by the Company against and from (a) any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action taken or failure to act under the Plan or any award, and (b) from any and all amounts paid by him or her in settlement thereof, with the Company's approval, or paid by him or her in satisfaction of any judgment in any such claim, action, suit, or proceeding against him or her, provided he or she shall give the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company's Certificate of Incorporation or Bylaws, by contract, as a matter of law, or otherwise, or under any power that the Company may have to indemnify them or hold them harmless.

15.
Nonassignment. The rights of a Participant under this Plan shall not be assignable or transferable by the Participant except by will or the laws of intestacy.

16.
Governing Law. The Plan shall be governed by the laws of the State of California.

Appendix B

APPLE COMPUTER, INC.
2003 Employee Stock Plan
(amended and restated effective as of the date
of obtaining stockholder approval in 2005)

1.
Purposes of the Plan. The purposes of this Stock Plan are:

•
to attract and retain talented Employees

•
to further align Employee and shareholder interests; and

•
to closely link Employee compensation with Company performance.

        Awards granted under the Plan may be Incentive Stock Options, Nonstatutory Stock Options, Restricted Stock subject to Stock Purchase Rights, Stock Appreciation Rights, Performance Shares or Restricted Stock Units, as determined by the Administrator at the time of grant.

2.
Definitions. As used herein, the following definitions shall apply:

          (a)   "Administrator" means the Board or any of its Committees as shall be administering the Plan, in accordance with Section 4 of the Plan.

          (b)   "Annual Revenue" means the Company's or a business unit's net sales for the Fiscal Year, determined in accordance with generally accepted accounting principles.

          (c)   "Applicable Laws" means the requirements relating to the administration of stock plans under U.S. state corporate laws, U.S. federal and state securities laws, the Code, any stock exchange or quotation system on which the Common Stock is listed or quoted and the applicable laws of any foreign country or jurisdiction where Awards are, or will be, granted under the Plan.

          (d)   "Award" means, individually or collectively, a grant under the Plan of Options, Restricted Stock subject to Stock Purchase Rights, Stock Appreciation Rights, Performance Shares or Restricted Stock Units.

          (e)   "Award Agreement" means the written or electronic agreement setting forth the terms and provisions applicable to each Award granted under the Plan. The Award Agreement is subject to the terms and conditions of the Plan.

          (f)    "Awarded Stock" means the Common Stock subject to an Award.

          (g)   "Board" means the Board of Directors of the Company.

          (h)   "Cash Position" means the Company's level of cash and cash equivalents.

          (i)    "Chairman" means the Chairman of the Board.

          (j)    "Code" means the Internal Revenue Code of 1986, as amended.

          (k)   "Committee" means a committee of Directors appointed by the Board in accordance with Section 4 of the Plan.

          (l)    "Common Stock" means the common stock of the Company.

          (m)  "Company" means Apple Computer, Inc., a California corporation.

          (n)   "Continuous Status as Chairman" unless determined otherwise by the Administrator, means the absence of any interruption or termination as Chairman of the Board with the Company. Continuous Status as Chairman shall not be considered interrupted in the case of medical leave, military leave, family leave, or any other leave of absence approved by the Administrator, provided, in each case, that such leave does not result in termination as Chairman with the Company. Neither service as a Director nor payment of a director's fee by the Company shall be sufficient to constitute status as "Chairman" by the Company.

          (o)   "Continuous Status as an Employee" means the absence of any interruption or termination of the employment relationship with the Company or any Subsidiary. Continuous Status as an Employee shall not be considered interrupted in the case of (i) medical leave, military leave, family leave, or any other leave of absence approved by the Administrator, provided, in each case, that such leave does not result in termination of the employment relationship with the Company or any Subsidiary, as the case may be, under the terms of the respective Company policy for such leave; however, vesting may be tolled while an employee is on an approved leave of absence under the terms of the respective Company policy for such leave; or (ii) in the case of transfers between locations of the Company or between the Company, its Subsidiaries, or its successor. For purposes of Incentive Stock Options, no such leave may exceed ninety days, unless reemployment upon expiration of such leave is guaranteed by statute or contract. If reemployment upon expiration of a leave of absence approved by the Company is not so guaranteed, on the 91st day of such leave any Incentive Stock Option held by the Participant shall cease to be treated as an Incentive Stock Option and shall be treated for tax purposes as a Nonstatutory Stock Option. Neither service as a Chairman nor as a Director nor payment of a director's fee by the Company shall be sufficient to constitute "employment" by the Company.

          (p)   "Director" means a member of the Board.

          (q)   "Dividend Equivalent" means a credit, payable in cash, made at the discretion of the Administrator, to the account of a Participant in an amount equal to the cash dividends paid on one Share for each Share represented by an Award held by such Participant.

          (r)   "Earnings Per Share" means as to any Fiscal Year, the Company's or a business unit's Net Income, divided by a weighted average number of common shares outstanding and dilutive common equivalent shares deemed outstanding, determined in accordance with generally accepted accounting principles.

          (s)   "Fiscal Year" means a fiscal year of the Company.

          (t)    "Individual Performance Objective" means any individual Company business-related objective that is objectively determinable within the meaning of Code Section 162(m) and the Treasury Regulations promulgated thereunder. Individual Performance Objectives shall include, but not be limited to, improvement in customer satisfaction, opening of additional retail stores, and similar objectively determinable performance objectives related to the Participant's job responsibilities with the Company.

          (u)   "Employee" means any person employed by the Company or any Parent or Subsidiary of the Company subject to (k) above.

          (v)   "Exchange Act" means the Securities Exchange Act of 1934, as amended.

          (w)  "Fair Market Value" means, as of any date, the value of Common Stock determined as follows:

            (i)    If the Common Stock is listed on any established stock exchange or a national market system, including without limitation the Nasdaq National Market or The Nasdaq SmallCap Market of The Nasdaq Stock Market, its Fair Market Value shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange or system, on the date of determination or, if the date of determination is not a trading day, the immediately preceding trading day;

            (ii)   If the Common Stock is regularly quoted by a recognized securities dealer but selling prices are not reported, the Fair Market Value of a Share of Common Stock shall be the mean between the high bid and low asked prices for the Common Stock on the date of determination or, if there are no quoted prices on the date of determination, on the last day on which there are quoted prices prior to the date of determination; or

            (iii)  In the absence of an established market for the Common Stock, the Fair Market Value shall be determined in good faith by the Administrator.

          (x)   "Incentive Stock Option" means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code and the regulations promulgated thereunder and is expressly designated by the Administrator at the time of grant as an incentive stock option.

          (y)   "Net Income" means as to any Fiscal Year, the income after taxes of the Company for the Fiscal Year determined in accordance with generally accepted accounting principles.

          (z)   "Operating Cash Flow" means the Company's or a business unit's sum of Net Income plus depreciation and amortization less capital expenditures plus changes in working capital comprised of accounts receivable, inventories, other current assets, trade accounts payable, accrued expenses, product warranty, advance payments from customers and long-term accrued expenses, determined in accordance with generally acceptable accounting principles.

          (aa) "Operating Income" means the Company's or a business unit's income from operations determined in accordance with generally accepted accounting principles.

          (bb) "Nonstatutory Stock Option" means an Option not intended to qualify as an Incentive Stock Option.

          (cc) "Option" means a stock option granted pursuant to the Plan.

          (dd) "Optioned Stock" means the Common Stock subject to an Option, SAR or Stock Purchase Right.

          (ee) "Participant" means the holder of an outstanding Award granted under the Plan.

          (ff)  "Parent" means a "parent corporation," whether now or hereafter existing, as defined in Section 424(e) of the Code.

          (gg) "Performance Goals" means the goal(s) (or combined goal(s)) determined by the Committee (in its discretion) to be applicable to a Participant with respect to an Award. As determined by the Committee, the Performance Goals applicable to an Award may provide for a targeted level or levels of achievement using one or more of the following measures: (a) Annual Revenue, (b) Cash Position, (c) Earnings Per Share, (d) Net Income, (e) Operating Cash Flow, (f) Operating Income, (g) Return on Assets, (h) Return on Equity, (i) Return on Sales, (j) Total Stockholder Return, and (k) Individual Performance Objectives. The Performance Goals may differ from Participant to Participant and from Award to Award. The Administrator shall appropriately adjust any evaluation of performance under a Performance Goal to exclude (i) any extraordinary non-recurring items as described in Accounting Principles Board Opinion No. 30 and/or in management's discussion and analysis of financial conditions and results of operations appearing in the Company's annual report to shareholders for the applicable year, or (ii) the effect of any changes in accounting principles affecting the Company's or a business units' reported results.

          (hh) "Performance Share" means a performance share Award granted to a Participant pursuant to Section 14.

          (ii)   "Plan" means this 2003 Employee Stock Plan.

          (jj)   "Restricted Stock" means shares of Common Stock acquired pursuant to a grant of Stock Purchase Rights under Section 12 of the Plan.

          (kk) "Restricted Stock Unit" means a bookkeeping entry representing an amount equal to the Fair Market Value of one Share, granted pursuant to Section 13. Each Restricted Stock Unit represents an unfunded and unsecured obligation of the Company.

          (ll)   "Return on Assets" means the percentage equal to the Company's or a business unit's Operating Income before incentive compensation, divided by average net Company or business unit, as applicable, assets, determined in accordance with generally accepted accounting principles.

          (mm) "Return on Equity" means the percentage equal to the Company's Net Income divided by average shareholder's equity, determined in accordance with generally accepted accounting principles.

          (nn) "Return on Sales" means the percentage equal to the Company's or a business unit's Operating Income before incentive compensation, divided by the Company's or the business unit's, as applicable, revenue, determined in accordance with generally accepted accounting principles.

          (oo) "Rule 16b-3" means Rule 16b-3 of the Exchange Act or any successor to Rule 16b-3, as in effect when discretion is being exercised with respect to the Plan.

          (pp) "Stock Appreciation Right" or "SAR" means a stock appreciation right granted pursuant to Section 10 below.

          (qq) "Section 16(b)" means Section 16(b) of the Exchange Act.

          (rr)  "Share" means a share of the Common Stock, as adjusted in accordance with Section 17 of the Plan.

          (ss)  "Stock Purchase Right" means the right to purchase Common Stock pursuant to Section 12 of the Plan, as evidenced by an Award Agreement.

          (tt)  "Subsidiary" means a "subsidiary corporation", whether now or hereafter existing, as defined in Section 424(f) of the Code.

          (uu) "Total Stockholder Return" means the total return (change in share price plus reinvestment of any dividends) of a share of the Company's common stock.

3.
Stock Subject to the Plan. Subject to the provisions of Section 17 of the Plan, the maximum aggregate number of Shares which may issued under the Plan is 145,000,000 Shares. The Shares may be authorized, but unissued, or reacquired Common Stock.

        Any Shares subject to Options or SARs shall be counted against the numerical limits of this Section 3 as one Share for every Share subject thereto. With respect to Awards granted on or after the date of receiving shareholder approval of the amended Plan in 2005, any Shares subject to Stock Purchase Rights, Performance Shares or Restricted Stock Units with a per share or unit purchase price lower than 100% of Fair Market Value on the date of grant shall be counted against the numerical limits of this Section 3 as two Shares for every one Share subject thereto. To the extent that a Share that was subject to an Award that counted as two Shares against the Plan reserve pursuant to the preceding sentence is recycled back into the Plan under the next paragraph of this Section 3, the Plan shall be credited with two Shares.

        If an Award expires or becomes unexercisable without having been exercised in full, or, with respect to Restricted Stock, Performance Shares or Restricted Stock Units, is forfeited to or repurchased by the Company, the unpurchased Shares (or for Awards other than Options and SARs, the forfeited or repurchased shares) which were subject thereto shall become available for future grant or sale under the Plan (unless the Plan has terminated). With respect to SARs, when a stock settled SAR is exercised, the Shares subject to a SAR grant agreement shall be counted against the numerical limits of Section 3 above, as one share for every share subject thereto, regardless of the number of shares used to settle the SAR upon exercise. Shares that have actually been issued under the Plan under any Award shall not be returned to the Plan and shall not become available for future distribution under the Plan; provided, however, that if Shares of Restricted Stock, Performance Shares or Restricted Stock Units are repurchased by the Company at their original purchase price or are forfeited to the Company, such Shares shall become available for future grant under the Plan. Shares used to pay the exercise price of an Option shall not become available for future grant or sale under the Plan. Shares used to satisfy tax withholding obligations shall not become available for future grant or sale under the Plan. To the extent an Award under the Plan is paid out in cash rather than stock, such cash payment shall not reduce the number of Shares available for issuance under the Plan. Any payout of Dividend Equivalents, because they are payable only in cash, shall not reduce the number of Shares available for issuance under the Plan. Conversely, any forfeiture of Dividend Equivalents shall not increase the number of Shares available for issuance under the Plan.

4.
Administration of the Plan.

          (a)   Procedure.

            (i)    Multiple Administrative Bodies. If permitted by Rule 16b-3 promulgated under the Exchange Act or any successor rule thereto, as in effect at the time that discretion is being exercised with respect to the Plan, and by the legal requirements of the Applicable Laws relating to the administration of stock plans such as the Plan, if any, the Plan may (but need not) be administered by different administrative bodies with respect to (a) Directors who are Employees, (b) Officers who are not Directors, and (c) Employees who are neither Directors nor Officers.

            (ii)   Section 162(m). To the extent that the Administrator determines it to be desirable to qualify Awards granted hereunder as "performance-based compensation" within the meaning of Section 162(m) of the Code, the Plan shall be administered by a Committee of two or more "outside directors" within the meaning of Section 162(m) of the Code.

            (iii)  Rule 16b-3. To the extent desirable to qualify transactions hereunder as exempt under Rule 16b-3, the transactions contemplated hereunder shall be structured to satisfy the requirements for exemption under Rule 16b-3.

            (iv)  Other Administration. Other than as provided above, the Plan shall be administered by (a) the Board or (b) a Committee, which committee shall be constituted to satisfy Applicable Laws.

          (b)   Powers of the Administrator. Subject to the provisions of the Plan, and in the case of a Committee, subject to the specific duties delegated by the Board to such Committee, the Administrator shall have the authority, in its discretion:

            (i)    to determine the Fair Market Value;

            (ii)   to select the person(s) to whom Awards may be granted hereunder;

            (iii)  to determine the number of shares of Common Stock to be covered by each Award granted hereunder;

            (iv)  to approve forms of Award Agreement for use under the Plan;

            (v)   to determine the terms and conditions, not inconsistent with the terms of the Plan, of any Award granted hereunder. Such terms and conditions include, but are not limited to, the exercise price, the date of grant, the time or times when Awards may be exercised (or are earned) (which may be based on performance criteria), any vesting acceleration or waiver of forfeiture restrictions, and any restriction or limitation regarding any Award or the shares of Common Stock relating thereto, based in each case on such factors as the Administrator, in its sole discretion, shall determine; provided, however, that with respect to Shares of Restricted Stock subject to Stock Purchase Rights, Performance Shares or Restricted Stock Units vesting solely based on continuing as an Employee or Chairman, they will vest in full no earlier (except if accelerated pursuant to Sections 17 or 4(b)(ix) hereof) than the three (3) year anniversary of the grant date; provided, further, that if vesting is not solely employment- or Chairmanship-based, they will vest in full no earlier (except if accelerated pursuant to Sections 17 or 4(b)(ix) hereof) than the one (1) year anniversary of the grant date;

            (vi)  the Administrator may not "reprice" Options, SARs or Stock Purchase Rights, including 6-months-plus-1-day option exchange programs, without shareholder approval.

            (vii) to construe and interpret the terms of the Plan and Awards granted pursuant to the Plan;

            (viii) to prescribe, amend and rescind rules and regulations relating to the Plan, including rules and regulations relating to sub-plans established for the purpose of qualifying for preferred tax treatment under foreign tax laws;

            (ix)  to modify or amend each Award (subject to Section 19(c) of the Plan), including the discretionary authority to extend the post-termination exercisability period of Options and SARs longer than is otherwise provided for in the Plan; however, the Administrator may not extend the post-termination exercisability period beyond the earlier of the date the Award would otherwise expire by its terms due to the passage of time from the date of grant or seven (7) years;

            (x)   to allow Participants to satisfy withholding tax obligations by electing to have the Company withhold from the Shares to be issued upon exercise of an Option, SAR or Stock Purchase Right or upon vesting or payout of another Award, that number of Shares or cash having a Fair Market Value equal to the amount required to be withheld. The Fair Market Value of the Shares to be withheld shall be determined on the date that the amount of tax to be withheld is to be determined. All elections by a Participant to have Shares or cash withheld for this purpose shall be made in such form and under such conditions as the Administrator may deem necessary or advisable;

            (xi)  to determine whether Awards will be adjusted for Dividend Equivalents;

            (xii) to authorize any person to execute on behalf of the Company any instrument required to effect the grant of an Award previously granted by the Administrator; and

            (xiii) to make all other determinations deemed necessary or advisable for administering the Plan.

          (c)   Effect of Administrator's Decision. The Administrator's decisions, determinations and interpretations shall be final and binding on all Participants and any other holders of Awards.

5.
Eligibility. Awards may be granted to Employees and the Chairman. Incentive Stock Options may be granted only to Employees.

6.
No Employment Rights. Neither the Plan nor any Award shall confer upon a Participant any right with respect to continuing the Participant's relationship as an Employee with or Chairman of the Company, nor shall they interfere in any way with the Participant's right or the Company's right to terminate such relationship at any time, with or without cause.

7.
Code Section 162(m) Provisions.

          (a)   Option and SAR Annual Share Limit. No Participant shall be granted, in any Fiscal Year, Options and Stock Appreciation Rights to purchase more than 34,000,000 Shares.

          (b)   Restricted Stock Subject to Stock Purchase Rights, Performance Share and Restricted Stock Unit Annual Limit. No Participant shall be granted, in any Fiscal Year, more than 10,000,000 Shares in the aggregate of the following: (i) Restricted Stock subject to Stock Purchase Rights, (ii) Performance Shares, or (iii) Restricted Stock Units.

          (c)   Section 162(m) Performance Restrictions. For purposes of qualifying grants of Restricted Stock subject to Stock Purchase Rights, Performance Shares or Restricted Stock Units as "performance-based compensation" under Section 162(m) of the Code, the Administrator, in its discretion, may set restrictions based upon the achievement of Performance Goals. The Performance Goals shall be set by the Administrator on or before the latest date permissible to enable the Restricted Stock subject to Stock Purchase Rights, Performance Shares or Restricted Stock Units to qualify as "performance-based compensation" under Section 162(m) of the Code. In granting Restricted Stock subject to Stock Purchase Rights, Performance Shares or Restricted Stock Units which are intended to qualify under Section 162(m) of the Code, the Administrator shall follow any procedures determined by it from time to time to be necessary or appropriate to ensure qualification of the Award under Section 162(m) of the Code (e.g., in determining the Performance Goals).

          (d)   Changes in Capitalization. The numerical limitations in Sections 7(a) and (b) shall be adjusted proportionately in connection with any change in the Company's capitalization as described in Section 18(a).

8.
Term of Plan. Subject to Section 23 of the Plan, the Plan shall continue in effect until February 8, 2015.

9.
Stock Options.

          (a)   Type of Option. Each Option shall be designated in the Award Agreement as either an Incentive Stock Option or a Nonstatutory Stock Option. However, not withstanding such designation, to the extent that the aggregate Fair Market Value of the Shares with respect to which Incentive Stock Options are exercisable for the first time by the Participant during any calendar year (under all plans of the Company and any Parent or Subsidiary) exceeds $100,000, such Options shall be treated as Nonstatutory Stock Options. For purposes of this Section 9(a), Incentive Stock Options shall be taken into account in the order in which they were granted. The Fair Market Value of the Shares shall be determined as of the time the Option with respect to such Shares is granted.

          (b)   Term. The term of each Option shall be seven (7) years from the date of grant or such shorter term as may be provided in the Award Agreement. Moreover, in the case of an Incentive Stock Option granted to a Participant who, at the time the Incentive Stock Option is granted, owns stock representing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any Parent or Subsidiary, the term of the Incentive Stock Option shall be five (5) years from the date of grant or such shorter term as may be provided in the Award Agreement.

          (c)   Option Exercise Price and Consideration.

            (i)    Exercise Price. The per share exercise price for the Shares to be issued pursuant to exercise of an Option shall be no less than 100% of the Fair Market Value per Share on the date of grant; provided, however, that in the case of an Incentive Stock Option granted to an Employee who, at the time the Incentive Stock Option is granted, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the per Share exercise price shall be no less than 110% of the Fair Market Value per Share on the date of grant.

            (ii)   Waiting Period and Exercise Dates. At the time an Option is granted, the Administrator shall fix the period within which the Option may be exercised and shall determine any conditions which must be satisfied before the Option may be exercised.

            (iii)  Form of Consideration. The Administrator shall determine the acceptable form of consideration for exercising an Option, including the method of payment. In the case of an Incentive Stock Option, the Administrator shall determine the acceptable form of consideration at the time of grant. Such consideration may consist entirely of:

              (1)   cash;

              (2)   check;

              (3)   promissory note;

              (4)   other Shares which have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which said Option shall be exercised (which may include Shares that would otherwise be issued pursuant to the Option);

              (5)   consideration received by the Company under a cashless exercise program implemented by the Company in connection with the Plan;

              (6)   a reduction in the amount of any Company liability to the Participant, including any liability attributable to the Participant's participation in any Company-sponsored deferred compensation program or arrangement;

              (7)   any combination of the foregoing methods of payment; or

              (8)   such other consideration and method of payment for the issuance of Shares to the extent permitted by Applicable Laws.

10.
Stock Appreciation Rights.

          (a)   Granted in Connection with Options. At the sole discretion of the Administrator, SARs may be granted in connection with all or any part of an Option, either concurrently with the grant of the Option or at any time thereafter during the term of the Option. The following provisions apply to SARs that are granted in connection with Options:

            (i)    The SAR shall entitle the Participant to exercise the SAR by surrendering to the Company unexercised a portion of the related Option. The Participant shall receive in exchange from the Company an amount equal to the excess of (x) the Fair Market Value on the date of exercise of the SAR of the Common Stock covered by the surrendered portion of the related Option over (y) the exercise price of the Common Stock covered by the surrendered portion of the related Option. Notwithstanding the foregoing, the Administrator may place limits on the amount that may be paid upon exercise of a SAR; provided, however, that such limit shall not restrict the exercisability of the related Option;

            (ii)   When a SAR is exercised, the related Option, to the extent surrendered, shall no longer be exercisable;

            (iii)  A SAR shall be exercisable only when and to the extent that the related Option is exercisable and shall expire no later than the date on which the related Option expires; and

            (iv)  A SAR may only be exercised at a time when the Fair Market Value of the Common Stock covered by the related Option exceeds the exercise price of the Common Stock covered by the related Option.

          (b)   Independent SARs. At the sole discretion of the Administrator, SARs may be granted without related Options. The following provisions apply to SARs that are not granted in connection with Options:

            (i)    The SAR shall entitle the Participant, by exercising the SAR, to receive from the Company an amount equal to the excess of (x) the Fair Market Value of the Common Stock covered by exercised portion of the SAR, as of the date of such exercise, over (y) the Fair Market Value of the Common Stock covered by the exercised portion of the SAR, as of the date on which the SAR was granted; provided, however, that the Administrator may place limits on the amount that may be paid upon exercise of a SAR; and

            (ii)   SARs shall be exercisable, in whole or in part, at such times as the Administrator shall specify in the Participant's Award Agreement;

            (iii)  The term of each SAR shall be seven (7) years from the date of grant or such shorter term as may be provided in the Award Agreement.

          (c)   Form of Payment. The Company's obligation arising upon the exercise of a SAR may be paid in Common Stock or in cash, or in any combination of Common Stock and cash, as the Administrator, in its sole discretion, may determine. Shares issued upon the exercise of a SAR shall be valued at their Fair Market Value as of the date of exercise.

          (d)   Rule 16b-3. SARs granted hereunder shall contain such additional restrictions as may be required to be contained in the Plan or Award Agreement in order for the SAR to qualify for the maximum exemption provided by Rule 16b-3.

11.
Exercise of Option or SAR.

          (a)   Procedure for Exercise; Rights as a Shareholder. Any Option or SAR granted hereunder shall be exercisable according to the terms of the Plan and at such times and under such conditions as determined by the Administrator and set forth in the Award Agreement. An Option may not be exercised for a fraction of a Share.

        An Option or SAR shall be deemed exercised when the Company receives: (i) written or electronic notice of exercise (in accordance with the terms of the Option or SAR) from the person entitled to exercise the Option or SAR, and (ii) full payment for the Shares with respect to which the Option is exercised. Full payment may consist of any consideration and method of payment authorized by the Administrator and permitted by the Award Agreement and the Plan. Shares issued upon exercise of an Option shall be issued in the name of the Participant or, if requested by the Participant, in the name of the Participant and his or her spouse. Until the Shares are issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a shareholder shall exist with respect to the Optioned Stock, notwithstanding the exercise of the Option. The Company shall issue (or cause to be issued) such Shares promptly after the Option is exercised. No adjustment will be made for a dividend or other right for which the record date is prior to the date the Shares are issued, except as provided in Section 17 of the Plan.

        Exercising an Option in any manner shall decrease the number of Shares thereafter available, both for purposes of the Plan and for sale under the Option, by the number of Shares as to which the Option is exercised. Exercise of a SAR in any manner shall, to the extent the SAR is exercised, result in a decrease in the number of Shares which thereafter shall be available for purposes of the Plan, and the SAR shall cease to be exercisable to the extent it has been exercised.

          (b)   Termination of Continuous Status as Chairman. Upon termination of a Participant's Continuous Status as Chairman (other than termination by reason of the Participant's death), the Participant may, but only within ninety (90) days after the date of such termination, exercise his or her Option or SAR to the extent that it was exercisable at the date of such termination. Notwithstanding the foregoing, however, an Option or SAR may not be exercised after the date the Option or SAR would otherwise expire by its terms due to the passage of time from the date of grant.

          (c)   Termination of Continuous Employment. Upon termination of a Participant's Continuous Status as Employee (other than termination by reason of the Participant's death), the Participant may, but only within ninety (90) days after the date of such termination, exercise his or her Option or SAR to the extent that it was exercisable at the date of such termination. Notwithstanding the foregoing, however, an Option or SAR may not be exercised after the date the Option or SAR would otherwise expire by its terms due to the passage of time from the date of grant.

          (d)   Death of Participant. If a Participant dies (i) while an Employee or Chairman, the Option or SAR may be exercised at any time within six (6) months (or such other period of time not exceeding twelve (12) months as determined by the Administrator) following the date of death by the Participant's estate or by a person who acquired the right to exercise the Option by bequest or inheritance, but only to the extent of the right to exercise that would have accrued had the Participant continued living and terminated his or her employment six (6) months (or such other period of time not exceeding twelve (12) months as determined by the Administrator) after the date of death; or (ii) within ninety (90) days after the termination of Continuous Status as an Employee or Chairman, the Option or SAR may be exercised, at any time within six (6) months (or such other period of time not exceeding twelve (12) months as determined by the Administrator) following the date of death by the Participant's estate or by a person who acquired the right to exercise the Option or SAR by bequest or inheritance, but only to the extent of the right to exercise that had accrued at the date of termination. If the Option or SAR is not so exercised within the time specified herein, the Option or SAR shall terminate, and the Shares covered by such Option or SAR shall revert to the Plan.

        Notwithstanding the foregoing, however, an Option or SAR may not be exercised after the date the Option or SAR would otherwise expire by its terms due to the passage of time from the date of grant.

          (e)   Buyout Provisions. The Administrator may at any time offer to buy out for a payment in cash or Shares an Option or SAR previously granted based on such terms and conditions as the Administrator shall establish and communicate to the Participant at the time that such offer is made.

12.
Stock Purchase Rights.

          (a)   Rights to Purchase. Stock Purchase Rights may be issued either alone, in addition to, or in tandem with other Awards and/or cash awards made outside of the Plan. After the Administrator determines that it will offer Stock Purchase Rights under the Plan, it shall advise the Participant in writing or electronically, of the terms, conditions and restrictions related to the offer, including the number of Shares that the Participant shall be entitled to purchase, the price to be paid, and the time within which the Participant must accept such offer. The offer shall be accepted by execution of an Award Agreement in the form determined by the Administrator.

          (b)   Repurchase Option. Unless the Administrator determines otherwise, the Award Agreement shall grant the Company a repurchase option exercisable upon the voluntary or involuntary termination of the purchaser's service with the Company for any reason (including death or Disability). The purchase price for Shares repurchased pursuant to the Award Agreement shall be the original price paid by the purchaser and may be paid by cancellation of any indebtedness of the purchaser to the Company. The repurchase option shall lapse at a rate determined by the Administrator.

          (c)   Other Provisions. The Award Agreement shall contain such other terms, provisions and conditions not inconsistent with the Plan as may be determined by the Administrator in its sole discretion.

          (d)   Rights as a Shareholder. Once the Stock Purchase Right is exercised, the purchaser shall have the rights equivalent to those of a shareholder, and shall be a shareholder when his or her purchase is entered upon the records of the duly authorized transfer agent of the Company. No adjustment will be made for a dividend or other right for which the record date is prior to the date the Stock Purchase Right is exercised, except as provided in Section 17 of the Plan.

13.
Restricted Stock Units.

          (a)   Grant. Restricted Stock Units may be granted at any time and from time to time as determined by the Administrator. After the Administrator determines that it will grant Restricted Stock Units under the Plan, it shall advise the Participant in writing or electronically of the terms, conditions, and restrictions related to the grant, including the number of Restricted Stock Units and the form of payout, which, subject to Section 13(d), may be left to the discretion of the Administrator.

          (b)   Vesting Criteria and Other Terms. The Administrator shall set vesting criteria in its discretion, which, depending on the extent to which the criteria are met, will determine the number of Restricted Stock Units that will be paid out to the Participant. The Administrator may set vesting criteria based upon the achievement of Company-wide, business unit, or individual goals (including, but not limited to, continued employment), or any other basis determined by the Administrator in its discretion.

          (c)   Earning Restricted Stock Units. Upon meeting the applicable vesting criteria, the Participant shall be entitled to receive a payout as specified in the Restricted Stock Unit Award Agreement. Notwithstanding the foregoing, at any time after the grant of Restricted Stock Units, the Administrator, in its sole discretion, may reduce or waive any vesting criteria that must be met to receive a payout.

          (d)   Form and Timing of Payment. Payment of earned Restricted Stock Units shall be made as soon as practicable after the date(s) set forth in the Restricted Stock Unit Award Agreement. The Administrator, in its sole discretion, may pay earned Restricted Stock Units in cash, Shares, or a combination thereof. Shares represented by Restricted Stock Units that are fully paid in cash again shall be available for grant under the Plan.

          (e)   Cancellation. On the date set forth in the Restricted Stock Unit Award Agreement, all unearned Restricted Stock Units shall be forfeited to the Company.

14.
Performance Shares.

          (a)   Grant of Performance Shares. Subject to the terms and conditions of the Plan, Performance Shares may be granted to Participants at any time as shall be determined by the Administrator, in its sole discretion. Subject to Section 7(b) hereof, the Administrator shall have complete discretion to determine (i) the number of Shares subject to a Performance Share award granted to any Participant, and (ii) the conditions that must be satisfied, which typically will be based principally or solely on achievement of performance milestones but may include a service-based component, upon which is conditioned the grant or vesting of Performance Shares. Performance Shares shall be granted in the form of units to acquire Shares. Each such unit shall be the equivalent of one Share for purposes of determining the number of Shares subject to an Award. Until the Shares are issued, no right to vote or receive dividends or any other rights as a stockholder shall exist with respect to the units to acquire Shares.

          (b)   Other Terms. The Administrator, subject to the provisions of the Plan, shall have complete discretion to determine the terms and conditions of Performance Shares granted under the Plan. Performance Share grants shall be subject to the terms, conditions, and restrictions determined by the Administrator at the time the stock is awarded, which may include such performance-based milestones as are determined appropriate by the Administrator. The Administrator may require the recipient to sign a Performance Shares Award Agreement as a condition of the award. Any certificates representing the Shares of stock awarded shall bear such legends as shall be determined by the Administrator.

          (c)   Performance Share Award Agreement. Each Performance Share grant shall be evidenced by an Award Agreement that shall specify such other terms and conditions as the Administrator, in its sole discretion, shall determine.

15.
Transferability of Awards. Unless determined otherwise by the Administrator, an Award may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution or pursuant to a qualified domestic relations order as defined by the Code or Title 1 of the Employee Retirement Income Security Act, and may be exercised, during the lifetime of the Participant, only by the Participant. If the Administrator makes an Award transferable, such Award shall contain such additional terms and conditions as the Administrator deems appropriate.

16.
Stock Withholding to Satisfy Withholding Tax Obligations. When a Participant incurs tax liability in connection with the exercise, vesting or payout, as applicable, of an Award, which tax liability is subject to tax withholding under applicable tax laws, and the Participant is obligated to pay the Company an amount required to be withheld under applicable tax laws, the Participant may satisfy the withholding tax obligation by electing to have the Company withhold from the Shares to be issued upon exercise of the Option, SAR or Stock Purchase Right or the Shares to be issued upon payout or vesting of the other Award, if any, that number of Shares having a Fair Market Value equal to the amount required to be withheld. The Fair Market Value of the Shares to be withheld shall be determined on the date that the amount of tax to be withheld is to be determined (the "Tax Date").

        All elections by a Participant to have Shares withheld for this purpose shall be made in writing in a form acceptable to the Administrator and shall be subject to the following restrictions:

          (a)   the election must be made on or prior to the applicable Tax Date; and

          (b)   all elections shall be subject to the consent or disapproval of the Administrator.

        In the event the election to have Shares subject to an Option, SAR or Stock Purchase Right withheld is made by a Participant and the Tax Date is deferred under Section 83 of the Code because no election is filed under Section 83(b) of the Code, the Participant shall receive the full number of Shares with respect to which the Option, SAR or Stock Purchase Right is exercised but such Participant shall be unconditionally obligated to tender back to the Company the proper number of Shares on the Tax Date.

17.
Adjustments Upon Changes in Capitalization, Dissolution, Merger or Asset Sale.

          (a)   Changes in Capitalization. Subject to any required action by the shareholders of the Company, the number of shares of Common Stock covered by each outstanding Award and the number of shares of Common Stock which have been authorized for issuance under the Plan but as to which no Awards have yet been granted or which have been returned to the Plan upon cancellation or expiration of an Award, as well as the price per share, if any, of Common Stock covered by each such outstanding Award and the 162(m) fiscal year share issuance limits under Sections 7(a) and (b) hereof shall, shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other increase or decrease in the number of issued shares of Common Stock effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been "effected without receipt of consideration." Such adjustment shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to an Award.

          (b)   Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company, all outstanding Awards will terminate immediately prior to the consummation of such proposed action, unless otherwise provided by the Administrator. The Administrator in its discretion may provide for a Participant to have the right to exercise his or her Option, SAR or Stock Purchase Right until ten (10) days prior to such transaction as to all of the Awarded Stock covered thereby, including Shares as to which the Award would not otherwise be exercisable. In addition, the Administrator may provide that any Company repurchase option or forfeiture rights applicable to any Award shall lapse 100%, and that any Award vesting shall accelerate 100%, provided the proposed dissolution or liquidation takes place at the time and in the manner contemplated. To the extent it has not been previously exercised (with respect to Options, SARs and Stock Purchase Rights) or vested (with respect to other Awards), an Award will terminate immediately prior to the consummation of such proposed action.

          (c)   Merger or Asset Sale. Unless otherwise determined by the Administrator, in the event of a merger of the Company with or into another corporation, or the sale of substantially all of the assets of the Company, each outstanding Award shall be assumed or an equivalent award substituted by the successor corporation or a Parent or Subsidiary of the successor corporation. In the event that the successor corporation refuses to assume or substitute for the Award, the Participant shall (i) fully vest in and have the right to exercise the Option, SAR or Stock Purchase Right as to all of the Awarded Stock, including Shares as to which it would not otherwise be vested or exercisable, and (ii) fully earn and receive a payout with respect to other Awards. If an Award becomes fully vested and exercisable (or earned, as applicable) in lieu of assumption or substitution in the event of a merger or sale of assets, the Administrator shall notify the Participant in writing or electronically that (i) the Option, SAR or Stock Purchase Right shall be fully vested and exercisable for a period of thirty (30) days from the date of such notice, and the Option, SAR or Stock Purchase Right shall terminate upon the expiration of such period and (ii) the other Award shall be paid out immediately prior to the merger or sale of assets. For the purposes of this paragraph, the Award shall be considered assumed if, following the merger or sale of assets, the assumed Award confers the right to purchase or receive, for each Share of Awarded Stock subject to the Award immediately prior to the merger or sale of assets, the consideration (whether stock, cash, or other securities or property) received in the merger or sale of assets by holders of Common Stock for each Share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares); provided, however, that if such consideration received in the merger or sale of assets is not solely common stock of the successor corporation or its Parent, the Administrator may, with the consent of the successor corporation, provide for the consideration to be received upon the exercise (or payout or vesting, as applicable) of the Award, for each Share of Awarded Stock subject to the Award, to be solely common stock of the successor corporation or its Parent equal in fair market value to the per share consideration received by holders of Common Stock in the merger or sale of assets.

          (d)   Change in Control. In the event of a "Change in Control" of the Company, as defined in paragraph (e) below, unless otherwise determined by the Administrator prior to the occurrence of such Change in Control, the following acceleration and valuation provisions shall apply:

            (i)    Any Options, SARs and Stock Purchase Rights outstanding as of the date such Change in Control is determined to have occurred that are not yet exercisable and vested on such date shall become fully exercisable and vested; and

            (ii)   Any other Awards outstanding as of the date such Change in Control is determined to have occurred that are not yet earned on such date shall become fully earned and vested; and

            (iii)  The value of all outstanding Awards shall, unless otherwise determined by the Administrator at or after grant, be cashed-out. The amount at which such Options, SARs and Stock Purchase Rights shall be cashed out shall be equal to the excess of (x) the Change in Control Price (as defined below) over (y) the exercise price of the Common Stock covered by the Option, SAR or Stock Purchase Right, and the amount at which such other Awards shall be cashed out shall be equal to the Change in Control price (as defined below). The cash-out proceeds shall be paid to the Participant or, in the event of death of a Participant prior to payment, to the estate of the Participant or to a person who acquired the right to exercise the Option, SAR or Stock Purchase Right, or who acquired the right to receive the payout of the other Award, by bequest or inheritance.

          (e)   Definition of "Change in Control". For purposes of this Section 17, a "Change in Control" means the happening of any of the following:

            (i)    When any "person", as such term is used in Sections 13(d) and 14(d) of the Exchange Act (other than the Company, a Subsidiary or a Company employee benefit plan, including any trustee of such plan acting as trustee) is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing fifty percent (50%) or more of the combined voting power of the Company's then outstanding securities; or

            (ii)   The occurrence of a transaction requiring shareholder approval, and involving the sale of all or substantially all of the assets of the Company or the merger of the Company with or into another corporation (other than the Company's reincorporation into another jurisdiction).

          (f)    Change in Control Price. For purposes of this Section 17, "Change in Control Price" shall be, as determined by the Administrator, (i) the highest Fair Market Value at any time within the 60-day period immediately preceding the date of determination of the Change in Control Price by the Administrator (the "60-Day Period"), or (ii) the highest price paid or offered, as determined by the Administrator, in any bona fide transaction or bona fide offer related to the Change in Control of the Company, at any time within the 60-Day Period.

18.
Date of Grant. The date of grant of an Award shall be, for all purposes, the date on which the Administrator makes the determination granting such Award, or such other later date as is determined by the Administrator. Notice of the determination shall be provided to each Participant within a reasonable time after the date of such grant.

19.
Amendment and Termination of the Plan.

          (a)   Amendment and Termination. The Board may at any time amend, alter, suspend or terminate the Plan.

          (b)   Shareholder Approval. The Company shall obtain shareholder approval of any Plan amendment to the extent necessary and desirable to comply with Applicable Laws.

          (c)   Effect of Amendment or Termination. No amendment, alteration, suspension or termination of the Plan shall impair the rights of any Participant, unless mutually agreed otherwise between the Participant and the Administrator, which agreement must be in writing and signed by the Participant and the Company. Termination of the Plan shall not affect the Administrator's ability to exercise the powers granted to it hereunder with respect to Awards granted under the Plan prior to the date of such termination.

20.
Conditions Upon Issuance of Shares.

          (a)   Legal Compliance. Shares shall not be issued pursuant to the exercise or payout, as applicable, of an Award unless the exercise or payout, as applicable, of such Award and the issuance and delivery of such Shares shall comply with Applicable Laws and shall be further subject to the approval of counsel for the Company with respect to such compliance.

          (b)   Investment Representations. As a condition to the exercise or payout, as applicable, of an Award, the Company may require the person exercising such Option, SAR or Stock Purchase Right, or in the case of another Award, the person receiving the payout, to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required.

21.
Inability to Obtain Authority. The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company's counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

22.
Reservation of Shares. The Company, during the term of this Plan, will at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan.

23.
Shareholder Approval. The amended and restated Plan shall be subject to approval by the shareholders of the Company within twelve (12) months after February 8, 2005. Such shareholder approval shall be obtained in the manner and to the degree required under Applicable Laws.

24.
Non-U.S. Employees. Notwithstanding anything in the Plan to the contrary, with respect to any employee who is resident outside of the United States, the Committee may, in its sole discretion, amend the terms of the Plan in order to conform such terms with the requirements of local law or to meet the objectives of the Plan. The Committee may, where appropriate, establish one or more sub-plans for this purpose.

Directions to the Annual Shareholder Meeting

FROM SAN JOSE:
Take 280 northbound
Take the De Anza Blvd. exit
Make a left onto De Anza Blvd. (at signal)
Make a left onto Mariani Avenue
Enter Infinite Loop Parking Lot at the end
of Mariani Avenue.
Proceed to Building 4	FROM SAN FRANCISCO:
Take 280 southbound
Take the De Anza Blvd. exit
Make a right onto De Anza Blvd. (at signal)
Make a left onto Mariani Avenue
Enter Infinite Loop Parking Lot at the end
of Mariani Avenue.
Proceed to Building 4

Attendance at the Annual Meeting is limited to shareholders. Admission to the meeting will be on a first-come, first-served basis. In the interest of saving time and money, Apple has opted to provide the enclosed Form 10-K for 2004 in lieu of producing a glossy annual report.

Appendix C

APPLE COMPUTER, INC.
EMPLOYEE STOCK PURCHASE PLAN
(as amended and restated effective as of the
date of obtaining shareholder approval in 2005)

        The following constitute the provisions of the Employee Stock Purchase Plan (herein called the "Plan") of Apple Computer, Inc. (herein called the "Company").

        1.     Purpose.    The purpose of the Plan is to provide employees of the Company and its subsidiaries with an opportunity to purchase Common Stock of the Company through payroll deductions. It is the intention of the Company to have the Plan qualify as an "Employee Stock Purchase Plan" under Section 423 of the Internal Revenue Code of 1986. The provisions of the Plan shall, accordingly, be construed so as to extend and limit participation in a manner consistent with the requirements of that section of the Code.

        2.     Definitions.

          (a)   "Board" shall mean the Board of Directors of the Company.

          (b)   "Common Stock" shall mean the Common Stock, no par value, of the Company.

          (c)   "Company" shall mean Apple Computer, Inc., a California corporation.

          (d)   "Compensation" shall mean all regular straight time earnings, payments for overtime, shift premium, incentive compensation, incentive payments, bonuses and commissions (except to the extent that the exclusion of any such items is specifically directed by the Board or its committee).

          (e)   "Designated Subsidiaries" shall mean the Subsidiaries which have been designated by the Board from time to time in its sole discretion as eligible to participate in the Plan.

          (f)    "Employee" shall mean:

            (1)   any person, including an officer, who is customarily employed for at least twenty (20) hours per week and more than five (5) months in a calendar year by the Company or one of its Designated Subsidiaries.

            (2)   Notwithstanding subsection (1), a different rule shall apply to an individual during any period (A) he or she receives compensation which is not initially treated by the Company as "wages": for payroll tax purposes, (i.e. payments to such individual are not initially subjected by the Company to income tax, FICA tax, or other withholdings applicable to wages), if (B) he or she is ultimately determined to have been a common law employee of the Company during the period, although initially reported as an independent contractor or treated as employed by a payroll agency for the period in question. In that case, to the extent Section 423 requires such individual to be treated as retroactively eligible to have participated in the Plan, such individual shall be treated as an "Employee" during an offering period only to the extent that he or she satisfies the criteria set forth in the next sentence as of the start of the offering period. The two criteria are that: (A) the individual must be employed by the Company at least two years and (B) the individual is not a "highly compensated employee" within the meaning of Section 414(q) of the Internal Revenue Code of 1986. For the purpose of computing years of service, all service prior to a break in service shall be ignored to the extent permitted by Section 423. For the purpose of determining an individual's status as a "highly compensated employee", the rules in the Company's Savings and Investment Plan shall apply.

          (g)   "Plan" shall mean this Employee Stock Purchase Plan.

          (h)   "Section 16 Person" shall mean any person participating in the Plan who has been designated by the Board of Directors as having authority to carry out policy-making functions such that the person is subject to the reporting and short-swing profit regulations of Section 16 of the Securities Exchange Act of 1934.

          (i)    "Subsidiary" shall mean a corporation, domestic or foreign, of which not less than 50% of the voting shares are held by the Company or a Subsidiary, whether or not such corporation now exists or is hereafter organized or acquired by the Company or a Subsidiary.

          (j)    "1934 Act Section 16" shall mean Section 16 of the Securities Exchange Act of 1934 and the rules and regulations promulgated thereunder.

        3.     Eligibility.

          (a)   Any Employee as defined in Section 2 who shall be employed by the Company or one of its Designated Subsidiaries on the date his or her participation in the Plan is effective shall be eligible to participate in the Plan, subject to the limitations imposed by Section 423(b) of the Internal Revenue Code of 1986, as amended.

          (b)   Any provisions of the Plan to the contrary notwithstanding, no Employee shall be granted an option under the Plan (i) if, immediately after the grant, such Employee would own shares and/or hold outstanding options to purchase stock possessing five percent (5%) or more of the total combined voting power or value of all classes of shares of the Company or of any Subsidiary of the Company, or (ii) which permits his or her rights to purchase shares under all employee stock purchase plans of the Company and its Subsidiaries to accrue at a rate which exceeds Twenty-Five Thousand Dollars ($25,000) of the fair market value of the shares (determined at the time such option is granted) for each calendar year in which such stock option is outstanding at any time.

        4.     Offering Dates.    The Plan shall be implemented by one offering during each six-month period of the Plan, commencing on or about January 1, 1981 and continuing thereafter until terminated in accordance with Section 19 hereof. The Board of Directors of the Company shall have the power to change the duration of offering periods with respect to future offerings without shareholder approval if such change is announced at least fifteen (15) days prior to the scheduled beginning of the first offering period to be affected.

        5.     Participation.

          (a)   An eligible Employee may become a participant in the Plan by completing a subscription agreement authorizing payroll deductions on the form provided by the Company and filing it with the Company's payroll office prior to the applicable offering date. Once filed, the subscription agreement shall remain effective for all subsequent offering periods until the participant withdraws from the Plan as provided in Section 10 hereof or files another subscription agreement.

          (b)   Payroll deductions for a participant shall commence on the first payroll following the commencement offering date and shall continue at the same rate until such time as the participant withdraws from the Plan as provided in Section 10 hereof or another subscription agreement is filed which changes the rate of payroll deductions.

        6.     Payroll Deductions.

          (a)   At the time a participant files his or her subscription agreement, he or she shall elect to have payroll deductions made on each payday during subsequent offering periods at a rate not exceeding ten percent (10%) of the Compensation which he or she received on such payday, and the aggregate of such payroll deductions during any offering period shall not exceed ten percent (10%) of his or her aggregate Compensation during said offering period.

          (b)   All payroll deductions made by a participant shall be credited to his or her account under the Plan. A participant may not make any additional payments into such account.

          (c)   A participant may discontinue his or her participation in the Plan as provided in Section 10, or may lower, but not increase, the rate of his or her payroll deductions (within the limitations set forth in subsection (a) above) during an offering period by completing and filing with the Company a new authorization for payroll deductions. The change in rate shall be effective within fifteen (15) days following the Company's receipt of the new authorization.

          (d)   A participant may increase his or her rate of payroll deductions (within the limitations set forth in subsection (a) above) to be effective for the next offering period by completing and filing with the Company a new authorization for payroll deductions at least fifteen (15) days before the beginning of said offering period.

        7.     Grant of Option.

          (a)   At the beginning of each six-month offering period, each eligible Employee participating in the Plan shall be granted an option to purchase (at the per share option price) up to a number of shares of the Company's Common Stock determined by dividing the Employee's accumulated payroll deductions (not to exceed an amount equal to ten percent (10%) of his or her Compensation during the applicable offering period) by the lower of (i) eighty-five percent (85%) of the fair market value of a share of the Company's Common Stock on the date of the commencement of said offering period, or (ii) eighty-five percent (85%) of the fair market value of a share of the Company's Common Stock on the date of the expiration of the offering period, subject to the limitations set forth in Sections 3(b) and 12 hereof, and subject to the following limitation: The number of shares of the Company's Common Stock subject to any option granted to an Employee pursuant to this Plan shall not exceed two hundred percent (200%) of the number of shares of the Company's Common Stock determined by dividing an amount equal to ten percent (10%) of the Employee's semi-annual Compensation as of the date of the commencement of the applicable offering period by eighty-five percent (85%) of the fair market value of a share of the Company's Common Stock on the date of the commencement of said offering period. Fair market value of a share of the Company's Common Stock shall be determined as provided in Section 7(b) herein.

          (b)   The option price per share of such shares shall be the lower of: (i) 85% of the fair market value of a share of the Common Stock of the Company at the commencement of the six-month offering period; or (ii) 85% of the fair market value of a share of the Common Stock of the Company at the time the option is exercised at the termination of the six-month offering period. The fair market value of the Company's Common Stock on a given date shall be the mean of the reported bid and asked prices for that date, or if the Common Stock is listed on an exchange or quoted on the Nasdaq National Market, the closing sale price on such exchange or quotation system for that date.

        8.     Exercise of Option. Unless a participant withdraws from the Plan as provided in Section 10, his or her option for the purchase of shares will be exercised automatically at the end of the offering period, and the maximum number of full shares subject to option will be purchased for him or her at the applicable option price with the accumulated payroll deductions in his or her account. During his or her lifetime, a participant's option to purchase shares hereunder is exercisable only by him or her.

        9.     Delivery; Roll-Over of Fractional Share Interests.

        As promptly as practicable after the termination of each offering, the Company shall arrange for the delivery to each participant, as appropriate, of a certificate representing the number of full shares purchased upon exercise of his or her option. No fractional shares shall be issued. Any cash remaining to the credit of a participant's account under the Plan after a purchase by him or her of shares at the termination of each offering period which is insufficient to purchase a full share of Common Stock of the Company subject to option shall remain in such participant's account and shall be applied to the next succeeding offering period unless the participant has withdrawn as to future offering periods, in which case such cash shall be returned to said participant. Any cash attributable to shares in excess of the number of shares subject to option to the participant (as determined in accordance with Section 7(a) hereof) shall be returned to the participant.

        10.   Withdrawal; Termination of Employment.

          (a)   A participant may withdraw all but not less than all the payroll deductions credited to his or her account under the Plan at any time prior to the end of the offering period by giving written notice to the Company. All of the participant's payroll deductions credited to his or her account will be paid to him or her promptly after receipt of his or her notice of withdrawal and his or her option for the current period will be automatically terminated, and no further payroll deductions for the purchase of shares will be made during the offering period.

          (b)   Upon termination of the participant's employment prior to the end of the offering period for any reason, including retirement or death, the payroll deductions credited to his or her account will be returned to him or her or, in the case of his or her death, to the person or persons entitled thereto under Section 14, and his or her option will be automatically terminated.

          (c)   In the event an Employee fails to remain in the continuous employ of the Company or one of its Designated Subsidiaries for at least twenty (20) hours per week during the offering period in which the employee is a participant, he or she will be deemed to have elected to withdraw from the Plan and the payroll deductions credited to his or her account will be returned to him or her and his or her option terminated.

          (d)   Except as provided in Section 3(a) with respect to Section 16 Persons, a participant's withdrawal from an offering will not have any effect upon his or her eligibility to participate in a succeeding offering or in any similar plan which may hereafter be adopted by the Company. However, a new subscription agreement will have to be filed in such case.

        11.   No Interest. No interest shall accrue on the payroll deductions of a participant in the Plan.

        12.   Stock.

          (a)   The maximum number of shares of the Company's Common Stock which shall be made available for sale under the Plan shall be seventy million (70,000,000) shares, subject to adjustment upon changes in capitalization of the Company as provided in Section 18. The shares to be sold to participants under the Plan may, at the election of the Company, be either treasury shares or shares authorized but unissued. The maximum number of shares of the Company's Common Stock available for sale in any offering period will be established by the committee of the members of the Board administering the Plan from time to time, prior to an offering period for all options to be granted during such offering period, subject to adjustment upon changes in capitalization of the Company as provided in Section 18. If at the termination of any offering period the total number of shares which would otherwise be subject to options granted pursuant to Section 7(a) hereof exceeds the number of shares then available under the Plan (after deduction of all shares for which options have been exercised or are then outstanding), the Company shall promptly notify the participants, and shall, in its sole discretion (i) make a pro rata allocation of the shares remaining available for option grant in as uniform a manner as shall be practicable and as it shall determine to be equitable, (ii) terminate the offering period without issuance of any shares or (iii) obtain shareholder approval of an increase in the number of shares authorized under the Plan such that all options could be exercised in full. The Company may delay determining which of (i), (ii) or (iii) above it shall decide to effect, and may accordingly delay issuances of any shares under the Plan, for such time as is necessary to attempt to obtain shareholder approval of any increase in shares authorized under the Plan. The Company shall promptly notify participants of its determination to effect (i), (ii) or (iii) above upon making such decision. A participant may withdraw all but not less than all the payroll deductions credited to his or her account under the Plan at any time prior to such notification from the Company. In the event the Company determines to effect (i) or (ii) above, it shall promptly upon such determination return to each participant all payroll deductions not applied towards the purchase of shares."

          (b)   The participant will have no interest or voting right in shares covered by his or her option until such option has been exercised.

          (c)   Shares to be delivered to a participant under the Plan will be registered in the name of the participant or in the name of the participant and the spouse of the participant.

        13.   Administration.    The Plan shall be administered by a committee of members of the Board of Directors, which committee shall be appointed by the Board. The administration, interpretation or application of the Plan by such committee shall be final, conclusive and binding upon all participants. Members of the committee shall not be permitted to participate in the Plan.

        14.   Designation of Beneficiary.

          (a)   A participant may indicate in his or her subscription agreement, or may file a written designation of beneficiary with respect to, a person who is to receive any shares and cash, if any, from the participant's account under the Plan in the event of such participant's death subsequent to the end of the offering period but prior to delivery to him or her of such shares and cash. In addition, a participant may file a written designation of a beneficiary who is to receive any cash from the participant's account under the Plan in the event of such participant's death prior to the end of the offering period.

          (b)   Such designation of beneficiary may be changed by the participant at any time by written notice. In the event of the death of a participant and in the absence of a beneficiary validly designated under the Plan who is living at the time of such participant's death, the Company shall deliver such shares and/or cash to the executor or administrator of the estate of the participant, or if no such executor or administrator has been appointed (to the knowledge of the Company), the Company, in its discretion, may deliver such shares and/or cash to the spouse or to any one or more dependents or relatives of the participant, or if no spouse, dependent or relative is known to the Company, then to such other person as the Company may designate.

        15.   Transferability.    Neither payroll deductions credited to a participant's account nor any rights with regard to the exercise of an option or to receive shares under the Plan may be assigned, transferred, pledged or otherwise disposed of in any way (other than by will, the laws of descent and distribution or as provided in Section 14 hereof) by the participant. Any such attempt at assignment, transfer, pledge or other disposition shall be without effect, except that the Company may treat such act as an election to withdraw funds in accordance with Section 10.

        16.   Use of Funds.    All payroll deductions received or held by the Company under the Plan may be used by the Company for any corporate purpose, and the Company shall not be obligated to segregate such payroll deductions.

        17.   Reports.    Individual accounts will be maintained for each participant in the Plan. Statements of account will be given to participating Employees semi-annually within a reasonable period of time following the stock purchase date, which statements will set forth the amounts of payroll deductions, the per share purchase price, the number of shares purchased, the amount of cash rolled over into the next offering period and the remaining cash balance, if any.

        18.   Adjustments Upon Changes in Capitalization.    Subject to any required action by the shareholders of the Company, the number of shares of Common Stock covered by each option under the Plan which has not yet been exercised and the number of shares of Common Stock which have been authorized for issuance under the Plan but have not yet been placed under option (collectively, the "Reserves"), as well as the price per share of Common Stock covered by each option under the Plan which has not yet been exercised, shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split or the payment of a stock dividend (but only on the Common Stock) or any other increase or decrease in the number of shares of Common Stock effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been "effected without receipt of consideration". Such adjustment shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issue by the Company of shares of stock of any class, or securities convertible into or exercisable for shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to an Option.

        The Board may, if it so determines in the exercise of its sole discretion, also make provision for adjusting the Reserves, as well as the price per share of Common Stock covered by each outstanding option under the Plan, in the event that the Company effects one or more reorganizations, recapitalizations, rights offerings or other increases or reductions of shares of its outstanding Common Stock, and in the event of the Company being consolidated with or merged into any other corporation.

        19.   Amendment and Termination of the Plan.

          (a)   Amendment and Termination.    The Board may at any time amend, alter, suspend or discontinue the Plan, but no amendment, alteration, suspension or discontinuation shall be made which would impair the rights of any participant under any option theretofore granted without his or her consent.

          (b)   Shareholder Approval.    The Company shall obtain shareholder approval of any Plan amendment to the extent necessary and desirable to comply with Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended, or with Section 423 of the Internal Revenue Code of 1986, as amended (or any successor statute or rule or other applicable law, rule or regulation), such shareholder approval to be obtained in such a manner and to such a degree as is required by the applicable law, rule or regulation.

          (c)   Effect of Amendment or Termination.    Any such amendment or termination of the Plan shall not affect options already granted hereunder and such options shall remain in full force and effect as if this Plan had not been amended or terminated.

        20.   Notices.    All notices or other communications by a participant to the Company under or in connection with the Plan shall be deemed to have been duly given when received in the form specified by the Company at the location, or by the person, designated by the Company for the receipt thereof. All notices or other communications to a participant by the Company shall be deemed to have been duly given when sent by the Company by regular mail to the address of the participant on the human resources records of the Company or when posted on AppleLink or any substitute general electronic messaging and bulletin board system utilized by the Company.

        21.   Conditions Upon Issuance of Shares.    Shares shall not be issued with respect to an option unless the exercise of such option and the issuance and delivery of such shares pursuant thereto shall comply with all applicable provisions of law, domestic or foreign, including, without limitation, the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, the rules and regulations promulgated thereunder, and the requirements of any stock exchange or automated quotation system upon which the shares may then be listed or quoted, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

        As a condition to the exercise of an option, the Company may require the person exercising such option to represent and warrant at the time of any such exercise that the shares are being purchased only for investment and without any present intention to sell or distribute such shares if, in the opinion of counsel for the Company, such a representation is required by any of the aforementioned applicable provisions of Law.

        22.   Non-U.S. Employees.    With respect to the Company or any of its Designated Subsidiaries which employs Participants who reside outside of the United States, and notwithstanding anything herein to the contrary, the Board may in its sole discretion amend or vary the terms of the Plan in order to conform such terms with the requirements of local law to meet the objectives and purpose of the Plan, and the Board may, where appropriate, establish one or more sub-plans to reflect such amended or varied provisions.

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C 1234567890 J N T
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☐ Mark this box with an X if you have made changes to your name or address details above.

Annual Meeting Proxy Card

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON APRIL 21, 2005

The undersigned shareholder of Apple Computer, Inc., a California corporation, hereby acknowledges receipt of the Notice of Annual Meeting of Shareholders and Proxy Statement with respect to the Annual Meeting of Shareholders of Apple Computer, Inc. to be held at 1 Infinite Loop, Building 4, Cupertino, California 95014 on Thursday, April 21, 2005 at 10:00 a.m., and hereby appoints Peter Oppenheimer and Nancy R. Heinen, and each of them, proxies and attorneys-in-fact, each with power of substitution and revocation, and each with all powers that the undersigned would possess if personally present, to vote the Apple Computer, Inc. Common Stock of the undersigned at such meeting and any postponements or adjournments of such meeting, as set forth on the reverse side, and in their discretion upon any other business that may properly come before the meeting (and any such postponements or adjournments).

THIS PROXY WILL BE VOTED AS SPECIFIED OR, IF NO CHOICE IS SPECIFIED, FOR THE ELECTION OF THE NOMINEES, FOR PROPOSALS 2 THROUGH 5 AND AGAINST PROPOSAL 6, AND AS SAID PROXIES DEEM ADVISABLE ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING AND ANY POSTPONEMENTS OR ADJOURNMENTS THEREOF.

PLEASE VOTE, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE OR VOTE THROUGH THE INTERNET.

IMPORTANT - TO BE SIGNED AND DATED ON REVERSE SIDE.

☒	+

VOTE BY INTERNET

Dear Shareholder:

We are pleased to announce that you can now vote your shares over the Internet.  We encourage you to take advantage of this new feature which eliminates the need to return the proxy card. Your Internet vote is quick, convenient and your vote is immediately submitted.  Just follow these easy steps:

To vote using the Internet

• Go to the following web site:
WWW.COMPUTERSHARE.COM/US/PROXY

• Enter the information requested on your computer screen and follow the simple instructions.

Your Internet vote authorizes the named proxies to vote your shares to the same extent as if you marked, signed, dated and returned the proxy card.  Please note that all votes cast by Internet must be submitted prior to 1:00 a.m. Central Time, April 21, 2005.

C0123456789	12345

If you vote by the Internet, please DO NOT mail back this proxy card.

THANK YOU FOR YOUR VOTE.

C 1234567890   J N T   [BAR CODE]   +

Proxy - Apple Computer, Inc.

A Election of Directors	PLEASE SEE THE INTERNET VOTING INSTRUCTIONS BELOW.

1.   The Board of Directors recommends a vote FOR the listed nominees.

	For	Withhold		For	Withhold
01 - Fred D. Anderson	☐	☐	05 - Steven P. Jobs	☐	☐
02 - William V. Campbell	☐	☐	06 - Arthur D. Levinson	☐	☐
03 - Millard S. Drexler	☐	☐	07 - Jerome B. York	☐	☐
04 - Albert A. Gore, Jr.	☐	☐

B   Issues

The Board of Directors recommends a vote FOR Proposals 2 through 5 and AGAINST Proposal 6.

		For	Against	Abstain
2.	To approve the Apple Computer, Inc. Performance Bonus Plan.	☐	☐	☐
		For	Against	Abstain
3.	To approve amendments to the 2003 Employee Stock Option Plan, including an increase in the number of shares of Common Stock reserved for issuance thereunder by 49 million shares.	☐	☐	☐
		For	Against	Abstain
4.	To approve an amendment to the Employee Stock Purchase Plan to increase the number of shares of Common Stock reserved for issuance thereunder by 2 million shares.	☐	☐	☐
		For	Against	Abstain
5.	To ratify the appointment of KPMG LLP as independent auditors of the Company for fiscal year 2005.	☐	☐	☐
		For	Against	Abstain
6.	To consider a shareholder proposal if properly presented at the meeting.	☐	☐	☐

To transact such other business as may properly come before the meeting and any postponement(s) or adjournment(s) thereof.

C   Authorized Signatures - Sign Here - This section must be completed for your instructions to be executed.

NOTE: Please sign your name(s) EXACTLY as your name(s) appear(s) on this proxy.  All joint holders must sign. When signing as attorney, trustee, executor, administrator, guardian or corporate officer, please provide your FULL title.

Signature 1 - Please keep signature within the box	Signature 2 - Please keep signature within the box	Date (mm/dd/yyyy)
/ /

☒	6UPX HHH PPPP 0052521	+

Directions:

FROM SAN JOSE:	FROM SAN FRANCISCO:
Take 280 northbound	Take 280 southbound
Take the De Anza Blvd. exit	Take the De Anza Blvd. exit
Make a left onto De Anza Blvd. (at signal)	Make a right onto De Anza Blvd. (at signal)
Make a left onto Mariani Avenue	Make a left onto Mariani Avenue
Enter Infinite Loop Parking Lot at the end of Mariani Avenue.	Enter Infinite Loop Parking Lot at the end of Mariani Avenue
Proceed to Building 4	Proceed to Building 4

Attendance at the Annual Meeting is limited to shareholders.  Admission to the meeting will be on a first-come, first-served basis. In the interest of saving time and money, Apple has opted to provide you with the enclosed Form 10-K for 2004 in lieu of producing a glossy annual report.

QuickLinks

PROXY STATEMENT
REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS ON EXECUTIVE COMPENSATION
Report of the Audit & Finance Committee
Members of the Audit & Finance Committee
OVERVIEW OF PROPOSALS
PROPOSAL NO. 1 ELECTION OF DIRECTORS
PROPOSAL NO. 2 APPROVAL OF PERFORMANCE BONUS PLAN
PROPOSAL NO. 3 APPROVAL OF AMENDMENTS TO THE 2003 EMPLOYEE STOCK OPTION PLAN
PROPOSAL NO. 4 APPROVAL OF AN AMENDMENT TO THE EMPLOYEE STOCK PURCHASE PLAN
PROPOSAL NO. 5 RATIFICATION OF APPOINTMENT OF AUDITORS
Audit and Non-Audit Fees
PROPOSAL NO. 6 SHAREHOLDER PROPOSAL
Performance and Time-Based Restricted Shares Proposal
OTHER MATTERS
SHAREHOLDER PROPOSALS
SHAREHOLDERS SHARING AN ADDRESS
THE BOARD OF DIRECTORS
  Appendix A
APPLE COMPUTER, INC. PERFORMANCE BONUS PLAN
  Appendix B
APPLE COMPUTER, INC. 2003 Employee Stock Plan (amended and restated effective as of the date of obtaining stockholder approval in 2005)
  Appendix C
APPLE COMPUTER, INC. EMPLOYEE STOCK PURCHASE PLAN ( as amended and restated effective as of the date of obtaining shareholder approval in 2005 )